                                                                   EXHIBIT 10.18

                         AGREEMENT OF SALE AND PURCHASE


      THIS AGREEMENT OF SALE AND PURCHASE ("AGREEMENT") made this 31st day of January, 2000 by and between GROVE STREET ASSOCIATES OF JERSEY CITY LIMITED PARTNERSHIP and CALI-GROVE STREET URBAN RENEWAL ASSOCIATES L.P., each a limited partnership organized under the laws of the State of New Jersey, both having an address c/o Mack-Cali Realty Corporation, 11 Commerce Drive, Cranford, New Jersey 07016 (collectively, "SELLER") and COMMERZLEASING UND IMMOBILIEN GmbH, ("CLI"), a corporation organized under the laws of the Federal Republic of Germany, having an address at Ludwig-Erhard-Allee-9, D-40227 Dusseldorf, Germany, and GERMANIA OF AMERICA, INC. ("GERMANIA"), a corporation organized under the laws of the State of Georgia, having an address at Tower Place, Suite 2995, 3340 Peachtree Road, N.E., Atlanta, Georgia 30325 (collectively, "PURCHASER").

      In consideration of the mutual promises, covenants, and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Purchaser agree as follows:

                                    ARTICLE I
                                   DEFINITIONS


      SECTION 1.1 DEFINITIONS. For purposes of this Agreement, the following capitalized terms have the meanings set forth in this Section 1.1:

      "ASSIGNMENT" has the meaning ascribed to such term in Section 10.3(d), in the form attached hereto as EXHIBIT A.

      "ASSIGNMENT OF LEASES" has the meaning ascribed to such term in Section 10.3(c), in the form attached hereto as EXHIBIT B.

      "AUTHORITIES" means the various governmental and quasi-governmental bodies or agencies having jurisdiction over the Real Property and Improvements, or any portion thereof.

      "BILL OF SALE" has the meaning ascribed to such term in Section 10.3(b), in the form attached hereto as EXHIBIT C.

      "BROKERAGE COMMISSION AGREEMENTS" means the agreements set forth on EXHIBIT N.

      "BROKERS" has the meaning ascribed to such term in Section 16.1.

      "BUSINESS DAY" means any day other than a Saturday, Sunday or a day on which national banking associations are authorized or required to close.

      "CERTIFICATE AS TO FOREIGN STATUS" has the meaning ascribed to such term in Section 10.3(g).

      "CERTIFYING  PERSON"  has the  meaning  ascribed to such term in Section
4.3.

      "CITY" means the City of Jersey City, a municipal corporation of the State of New Jersey.

      "CITY CONSENT" has the meaning ascribed to such term in Section 7.1(f).

      "CLOSING" means the consummation of the purchase and sale of the Property contemplated by this Agreement, as provided for in Article X.

      "CLOSING DATE" means the earlier to occur of (i) March 15, 2000 or (ii) the date which is thirty (30) days following the date that Purchaser waives its right to terminate this Agreement pursuant to Section 5.3; PROVIDED, HOWEVER, that the Closing Date may also be extended by mutual written agreement of Seller and Purchaser. Notwithstanding anything to the contrary contained herein, (a) Seller shall have the right to extend the Scheduled Closing Date for up to sixty
(60) days upon notice to Purchaser if as of such date, the City shall not have given the City Consent, Seller shall not have obtained the ISRA letter, Seller shall not have obtained the estoppel letters required from the Major Tenants as provided herein, title to the Real Property shall not be as provided for in
Section 6.3(a), or any of the foregoing; and (b) Purchaser shall have the right to extend the Scheduled Closing Date for up to sixty (60) days upon notice to Seller if as of such date, the City shall not have given the City Consent, Seller shall not have obtained the estoppel letters required from the Major Tenants as provided herein, or both. If Purchaser extends the Scheduled Closing Date due to the fact that Seller did not obtain the estoppel letters from the Major Tenants, Purchaser may contact the Major Tenants, with Seller's representatives present, in order to discuss the status of the estoppel letters.

      "CLOSING STATEMENT" has the meaning ascribed to such term in Section 10.4(a).

      "CLOSING SURVIVING OBLIGATIONS" means the rights, liabilities and obligations set forth in Sections 3.2, 5.4, 8.1(d) [to the extent set forth in
Section 8.3], 8.2, 8.3, 10.4, 10.6, 11.1, 11.2, Article XIV, 16.1, 18.2, 18.8
and Article XXI, and any other provisions which pursuant to their terms survives the Closing hereunder.

      "CODE" has the meaning ascribed to such term in Section 4.3.

      "CONFIDENTIALITY AGREEMENT" means that certain Confidentiality Agreement annexed hereto as EXHIBIT M.


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

      "DEED" has the meaning ascribed to such term in Section 10.3(a).

      "DELINQUENT RENTAL" has the meaning ascribed to such term in Section 10.4(b).

      "DOCUMENTS" has the meaning ascribed to such term in Section 5.2(a).

      "EARNEST  MONEY  DEPOSIT"  has the  meaning  ascribed  to  such  term in
Section 4.1.

      "EFFECTIVE DATE" means the latest date on which this Agreement has been executed by Seller or Purchaser, as set forth opposite such party's signature and the Earnest Money Deposit shall have been received by the Escrow Agent.

      "ENVIRONMENTAL LAWS" means each and every federal, state, county and municipal statute, ordinance, rule, regulation, code, order, requirement, directive, binding written interpretation and binding written policy pertaining to Hazardous Substances issued by any Authorities and in effect as of the date of this Agreement with respect to or which otherwise pertain to or affect the Real Property or the Improvements, or any portion thereof, the use, ownership, occupancy or operation of the Real Property or the Improvements, or any portion thereof, or Purchaser, and as same have been amended, modified or supplemented from time to time prior to the Effective Date, including but not limited to the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. Section 9601 et seq.), the Hazardous Substances Transportation Act (49 U.S.C. Section 1802 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. Section 6901 et seq.), as amended by the Hazardous and Solid Wastes Amendments of 1984, the Water Pollution Control Act (33 U.S.C. Section 1251 et seq.), the Safe Drinking Water Act (42 U.S.C. Section 300f et seq.), the Clean Water Act (33 U.S.C.
Section 1321 et seq.), the Clean Air Act (42 U.S.C. Section 7401 et seq.), the Solid Waste Disposal Act (42 U.S.C. Section 6901 et seq.), the Toxic Substances Control Act (15 U.S.C. Section 2601 et seq.), the Emergency Planning and Community Right-to-Know Act of 1986 (42 U.S.C. Section 11001 et seq.), the Radon and Indoor Air Quality Research Act (42 U.S.C. Section 7401 note, et seq.), the National Environmental Policy Act (42 U.S.C. Section 4321 et seq.), the Superfund Amendment Reauthorization Act of 1986 (42 U.S.C.
Section 9601 et seq.), the Occupational Safety and Health Act (29 U.S.C.
Section 651 et seq.), the New Jersey Environmental Rights Act (N.J.S.A. 2A:35A-1 et seq.), the New Jersey Spill Compensation and Control Act (N.J.S.A. 58:10-23.11 et seq.), the New Jersey Air Pollution Control Act (N.J.S.A. 26:2C-1 et seq.), the Hazardous Substances Discharge: Reports and Notices Act (N.J.S.A. 13:1K-15 et seq.), the Industrial Site Recovery Act (N.J.S.A. 13:1K-6 et seq.), the New Jersey Underground Storage of Hazardous Substances Act (N.J.S.A. 58:10A-21 et seq.) (collectively, the "Environmental Statutes"), and any and all rules and regulations which have become effective prior to the date of this Agreement under any and all of the Environmental Statutes.

      "ENVIRONMENTAL REPORT " means that certain Phase I Environmental Site Assessment prepared by Environmental Waste Management Associates and addressed Cali Associates, dated August 3, 1994, a copy of which has been provided to Purchaser.


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

      "ESCROW AGENT" means Titleserv Agency of New York, Inc., as agent for Fidelity National Title Insurance Company of New York.

      "EXISTING SURVEY" means Seller's existing survey of the Real Property dated September 12, 1989 prepared by Donald J. McCutcheon and last revised August 17, 1994.

      "EVALUATION PERIOD" means the period commencing on the Effective Date and terminating on February 14, 2000.

      "FINANCING AGREEMENT" has the meaning ascribed to such term in Section 7.1(f).

      "GROUND LEASE" means that certain ground lease dated April 17, 1997 between Grove Street Associates of Jersey City Limited Partnership and Cali-Grove Street Urban Renewal Associates L.P.

      "GOVERNMENTAL REGULATIONS" means all statutes, ordinances, rules and regulations of the Authorities applicable to Seller or the use or operation of the Real Property or the Improvements or any portion thereof.

      "HAZARDOUS SUBSTANCES" means (a) asbestos, radon gas and urea formaldehyde foam insulation, (b) any solid, liquid, gaseous or thermal contaminant, including smoke vapor, soot, fumes, acids, alkalis, chemicals, petroleum products or byproducts, PCBs, phosphates, lead or other heavy metals and chlorine, (c) any solid or liquid waste (including, without limitation, hazardous waste), hazardous air pollutant, hazardous substance, hazardous chemical substance and mixture, toxic substance, pollutant, pollution, regulated substance and contaminant, as such terms are defined in any of the Environmental Statutes as such Environmental Statutes have been amended and/or supplemented from time to time prior to the date of this Agreement, and any and all rules and regulations promulgated under any of the above, and (d) any other chemical, material or substance, the use or presence of which, or exposure to the use or presence of which, is prohibited, limited or regulated by any Environmental Statutes.

      "IMPROVEMENTS" means all buildings, structures, fixtures, parking areas and other improvements located on the Real Property.

      "ISRA LETTER" has the meaning ascribed to such term in Section 19.1.

      "KEY INDIVIDUALS" means Brant Cali, James Nugent, Barry Lefkowitz, Roger Thomas and Rob Vicci, in their corporate capacity as officers of Mack-Cali Realty Corporation, and not in any individual or other capacity whatsoever.

      "LEASE  SCHEDULE"  has the  meaning  ascribed  to such  term in  Section
5.2(a).


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      "LEASES" means all of the leases and other agreements with Tenants with respect to the use and occupancy of the Real Property, together with all renewals and modifications thereof, if any, and any new leases entered into after the Effective Date.

      "LICENSEE PARTIES" has the meaning ascribed to such term in Section 5.1.

      "LICENSES AND PERMITS" means, collectively, all of Seller's right, title and interest, to the extent assignable, in and to licenses, permits, certificates of occupancy, approvals, dedications, subdivision maps and entitlements now or hereafter issued, approved or granted by the Authorities in connection with the Real Property and the Improvements, together with all renewals and modifications thereof.

      "MAJOR   TENANTS"  means  DLJ  Securities   Corporation   and  NTT  Data
Communications Systems Corporation.

      "NEW  TENANT  COSTS" has the  meaning  ascribed  to such term in Section
10.4(e).

      "NTT LEASE EXTENSION" has the meaning ascribed to such term in Section 7.1(e).

      "OPERATING EXPENSES" has the meaning ascribed to such term in Section 10.4(c).

      "PERMITTED EXCEPTIONS" has the meaning ascribed to such term in Section 6.2(a).

      "PERMITTED  OUTSIDE  PARTIES"  has the meaning  ascribed to such term in
Section 5.2(b).

      "PERSONAL PROPERTY" means all of Seller's right, title and interest in and to all equipment, appliances, tools, supplies, machinery, artwork, furnishings and other tangible personal property attached to, appurtenant to, located in and used exclusively in connection with the ownership or operation of the Improvements and situated at the Property on the date hereof, subject to Seller's right to replace such personal property with personal property of comparable value and utility as it elects in the normal course of business.

      "PROPERTY" has the meaning ascribed to such term in Section 2.1.

      "PRORATION  ITEMS"  has the  meaning  ascribed  to such term in  Section
10.4(a).

      "PURCHASE PRICE" has the meaning ascribed to such term in Section 3.1.

      "PURCHASER'S  INFORMATION"  has the  meaning  ascribed  to such  term in
Section 5.3(c).

      "REAL PROPERTY" means that certain parcel or parcels of real property located at 95 Christopher Columbus Drive, Jersey City, New Jersey, as more particularly described on the legal description attached hereto and made a part hereof as EXHIBIT D, together with all of Seller's right, title and interest, if any, in and to the appurtenances pertaining thereto, including but not limited to Seller's right, title and interest in and to the adjacent streets, alleys and right-of-ways, and any easement rights, air rights, subsurface development rights and water rights.

      "RENTAL" has the meaning ascribed to such term in Section 10.4(b), and same are "Delinquent" in accordance with the meaning ascribed to such term in
Section 10.4(b).

      "ROCKWOOD" has the meaning ascribed to such term in Section 10.5(a).

      "SCHEDULED CLOSING DATE" means March 15, 2000, or such earlier or later date to which both Purchaser and Seller may hereafter agree in writing.

      "SECAUCUS  LITIGATION" has the meaning  ascribed to such term in Section
8.1 (d).

      "SECURITY DEPOSITS" means all security deposits paid to Seller, as landlord (together with any interest which has accrued thereon, but only to the extent such interest has accrued for the account of the Tenant).

      "SERVICE CONTRACTS" means all of Seller's right, title and interest, to the extent assignable, in all service agreements, maintenance contracts, equipment leasing agreements, warranties, guarantees, bonds, open purchase orders and other contracts for the provision of labor, services, materials or supplies relating solely to the Real Property, Improvements or Personal Property and which are currently in effect, including those listed and described on EXHIBIT E attached hereto, together with all renewals, supplements, amendments and modifications thereof, and any new such agreements entered into after the Effective Date, to the extent permitted by Section 7.1. Service Contracts shall not include Brokerage Commission Agreements.

      "SIGNIFICANT PORTION" means, for purposes of the casualty provisions set forth in Article XI hereof, damage by fire or other casualty to the Real Property and the Improvements or a portion thereof, the cost of which to repair would exceed Five Million Dollars ($5,000,000) in the aggregate.

      "SURVEY OBJECTION" has the meaning ascribed to such term in Section 6.1.

      "TENANTS" means the tenants or users who are parties to the Leases.

      "TENANT NOTICE LETTERS" has the meaning ascribed to such term in Section 10.2(e), and are to be delivered by Purchaser to Tenants pursuant to Section 10.6.

      "TERMINATION SURVIVING OBLIGATIONS" means the rights, liabilities and obligations set forth in Sections 5.2, 5.3, 12.1, Articles XIII and XIV, 16.1,
18.2 and 18.8,


                                       6
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and any other provisions which pursuant to their terms survive any termination of this Agreement.

      "TITLE COMMITMENT" has the meaning ascribed to such term in Section 6.2.

      "TITLE COMPANY" means Fidelity  National Title Insurance  Company of New
York.

      "TITLE OBJECTIONS" has the meaning ascribed to such term in Section 6.2.

      "TITLE POLICY" has the meaning ascribed to such term in Section 6.2.

      "TO SELLER'S KNOWLEDGE" means the actual (as opposed to constructive or imputed) knowledge of the Key Individuals, without any independent investigation or inquiry whatsoever.

      "TRAMMELL" has the meaning ascribed to such term in Section 10.5(b).

      "UPDATED SURVEY" has the meaning ascribed to such term in Section 6.1.

      SECTION 1.2 REFERENCES: EXHIBITS AND SCHEDULES. Except as otherwise specifically indicated, all references in this Agreement to Articles or Sections refer to Articles or Sections of this Agreement, and all references to Exhibits or Schedules refer to Exhibits or Schedules attached hereto, all of which Exhibits and Schedules are incorporated into, and made a part of, this Agreement by reference. The words "herein," "hereof," "hereinafter" and words and phrases of similar import refer to this Agreement as a whole and not to any particular Section or Article.

                                   ARTICLE II
                         AGREEMENT OF PURCHASE AND SALE

      SECTION 2.1 AGREEMENT. Grove Street Associates of Jersey City Limited Partnership is the owner in fee of the Real Property. Cali-Grove Street Urban Renewal Associates L.P. is the holder of the leasehold interest under the Ground Lease. Seller hereby agrees to sell, convey and assign to Purchaser, and Purchaser hereby agrees to purchase and accept from Seller, on the Closing Date and subject to the terms and conditions of this Agreement, all of the following (collectively, the "PROPERTY"):

            (a)   the  Real  Property   including   both  such  fee  and  such
leasehold interests;

            (b)   the Improvements;

            (c)   the Personal Property;


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

            (d) all of Seller's right, title and interest as lessor in and to the Leases and, subject to the terms of the respective applicable Leases, the Security Deposits;

            (e) all of Seller's right, title and interest in, to and under the Service Contracts and the Licenses and Permits; and

            (f) all of Seller's right, title and interest, to the extent assignable or transferable, in and to all other intangible rights, titles, interests, privileges and appurtenances owned by Seller and related to or used exclusively in connection with the ownership, use or operation of the Real Property or the Improvements.

      SECTION 2.2 INDIVISIBLE ECONOMIC PACKAGE. Purchaser has no right to purchase, and Seller has no obligation to sell, less than all of the Property, it being the express agreement and understanding of Purchaser and Seller that, as a material inducement to Seller and Purchaser to enter into this Agreement, Purchaser has agreed to purchase, and Seller has agreed to sell, all of the Property, subject to and in accordance with the terms and conditions hereof.

                                   ARTICLE III
                                  CONSIDERATION

      SECTION 3.1 PURCHASE PRICE. The purchase price for the Property (the "PURCHASE PRICE") shall be One Hundred Fifty Five Million Dollars ($155,000,000) in lawful currency of the United States of America, payable as provided in
Section 3.3, and subject to adjustment as provided in Section 3.4. No portion of the Purchase Price shall be allocated to the Personal Property.

      SECTION 3.2 ASSUMPTION OF OBLIGATIONS. As additional consideration for the purchase and sale of the Property, at Closing Purchaser will assume the Leases, Security Deposits, Service Contracts (to the extent not terminated as provided in Section 7.4(c)) and Licenses and Permits in accordance with the Assignment of Leases and the Assignment.

      SECTION 3.3 METHOD OF PAYMENT OF PURCHASE PRICE. No later than 12:00 p.m. Eastern time on the Closing Date, Purchaser shall pay to Seller the Purchase Price (less the Earnest Money Deposit), together with all other costs and amounts to be paid by Purchaser at the Closing pursuant to the terms of this Agreement ("PURCHASER'S COSTS"), by Federal Reserve wire transfer of immediately available funds to the account of Escrow Agent. Escrow Agent, following authorization by the parties at Closing, shall (i) pay to Seller by Federal Reserve wire transfer of immediately available funds to an account designated by Seller, the Purchase Price, less any costs or other amounts to be paid by Seller at Closing pursuant to the terms of this Agreement, (ii) pay to the appropriate payees out of the proceeds of Closing payable to Seller all costs and amounts to be paid by Seller at Closing pursuant to the terms of this Agreement, and (iii) pay Purchaser's Costs to the appropriate payees at Closing pursuant to the terms of this Agreement.


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

      SECTION 3.4 ADJUSTMENT OF PURCHASE PRICE/ADDITIONAL CONSIDERATION

      (a) If, three (3) Business Days prior to the Closing Date, Seller has not obtained the NTT Lease Extension in accordance with the terms and conditions set forth in Section 7.4(a) hereof, then the Purchase Price shall be reduced by an amount equal to Two Million Five Hundred Thousand Dollars ($2,500,000).

      (b) If, during the first ninety (90) days after the Closing, Seller obtains the NTT Lease Extension in accordance with the terms and conditions set forth in Section 7.4(a) hereof, then Purchaser shall pay to Seller additional consideration in the amount of Two Million Five Hundred Thousand Dollars ($2,500,000). If, during the one hundred and eighty (180) days after the expiration of said ninety (90) day period, Seller obtains the NTT Lease Extension, then the additional consideration due from Purchaser to Seller shall be Five Hundred Thousand Dollars ($500,000).

      (c) Any payment of additional consideration pursuant to Section 3.4(b) shall be made by Federal Reserve wire transfer of immediately available funds to an account designated by Seller, within five (5) Business Days of the date such amount becomes due. The provisions of this Section 3.4 shall survive the Closing.

                                   ARTICLE IV
                              EARNEST MONEY DEPOSIT
                             AND ESCROW INSTRUCTIONS

      SECTION 4.1 THE EARNEST MONEY DEPOSIT. Within two (2) Business Days following the execution and delivery of this Agreement by Purchaser, Purchaser shall deposit with the Escrow Agent, by Federal Reserve wire transfer of immediately available funds, the sum of Two Million Five Hundred Thousand Dollars ($2,500,000) as the earnest money deposit on account of the Purchase Price (the "EARNEST MONEY DEPOSIT"). In the event that Purchaser shall fail to deliver to Escrow Agent the Earnest Money Deposit within the aforesaid two (2) Business Day period, then this Agreement shall automatically terminate and be void AB INITIO. TIME IS OF THE ESSENCE with respect to the deposit of the Earnest Money Deposit.

      SECTION 4.2 ESCROW INSTRUCTIONS. The Earnest Money Deposit shall be held in escrow by the Escrow Agent in an interest-bearing account, in accordance with the provisions of Article XVII. In the event this Agreement is terminated by Purchaser prior to the expiration of the Evaluation Period or in the event Purchaser fails to advise Seller in writing that Purchaser is proceeding under this Agreement by notice to Seller given prior to the expiration of the Evaluation Period, the Earnest Money Deposit, together with all interest earned thereon, shall be refunded to Purchaser. In the event this Agreement is not terminated by Purchaser pursuant to the terms hereof by the end of the Evaluation Period in accordance with the provisions of Section 5.3(c) herein, the Earnest Money Deposit shall become non-refundable to Purchaser. Any interest earned on the Earnest


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

Money Deposit shall be paid to Purchaser promptly following the Closing Date or the earlier termination of this Agreement.

      SECTION 4.3 DESIGNATION OF CERTIFYING PERSON. In order to assure compliance with the requirements of Section 6045 of the Internal Revenue Code of 1986, as amended (the "CODE"), and any related reporting requirements of the Code, the parties hereto agree as follows:

            (a) Provided the Escrow Agent shall execute a statement in writing (in form and substance reasonably acceptable to the parties hereunder) pursuant to which it agrees to assume all responsibilities for information reporting required under Section 6045(e) of the Code, Seller and Purchaser shall designate the Escrow Agent as the person to be responsible for all information reporting under Section 6045(e) of the Code (the "CERTIFYING PERSON"). If the Escrow Agent refuses to execute a statement pursuant to which it agrees to be the Certifying Person, Seller and Purchaser shall agree to appoint another third party as the Certifying Person.

            (b)   Seller and Purchaser each hereby agree:

                  (i) to provide to the Certifying Person all information and certifications regarding such party, as reasonably requested by the Certifying Person or otherwise required to be provided by a party to the transaction described herein under Section 6045 of the Code; and

                  (ii) to provide to the Certifying Person such party's taxpayer identification number and a statement (on Internal Revenue Service Form W-9 or an acceptable substitute form, or on any other form the applicable current or future Code sections and regulations might require and/or any form requested by the Certifying Person), signed under penalties of perjury, stating that the taxpayer identification number supplied by such party to the Certifying Person is correct.

                                    ARTICLE V
                             INSPECTION OF PROPERTY

      SECTION 5.1 EVALUATION PERIOD. For the period ending at 5:00 p.m. Eastern time on February 14, 2000 (the "EVALUATION PERIOD"), Purchaser and its authorized agents and representatives (for purposes of this Article V, the "LICENSEE PARTIES") shall have the right, subject to the right of any Tenants, to enter upon the Property at all reasonable times during normal business hours to perform an inspection of the Property. Purchaser will provide to Seller notice (for purposes of this Section 5.1(a), an "ENTRY NOTICE") of the intention of Purchaser or the other Licensee Parties to enter the Property at least 24 hours prior to such intended entry and specify the intended purpose therefor and the inspections and examinations contemplated to be made and with whom any Licensee Party will communicate. At Seller's option, Seller may be present for any such entry and inspection. Purchaser shall not communicate with or contact any of the Tenants without the prior written consent of Seller, unless a representative of Seller is present. If Purchaser elects to meet with any of the Authorities regarding the condition of the Property or to obtain the City Consent, it shall give Seller prior notice thereof, and Seller and Seller's representatives shall have the right, but not the obligation, to attend, and participate in, all such meetings. Notwithstanding anything to the contrary contained herein, no physical testing or sampling shall be conducted during any such entry by Purchaser or any Licensee Party upon the Property without Seller's specific prior written consent, which consent shall not be unreasonably withheld or delayed. TIME IS OF THE ESSENCE with respect to the provisions of this Section 5.1.

      SECTION 5.2  DOCUMENT REVIEW.

            (a) During the Evaluation Period, Purchaser and the Licensee Parties shall have the right to review and inspect, at Purchaser's sole cost and expense, all of the following which are in Seller's possession or control (collectively, the "DOCUMENTS"): all existing environmental, engineering or consulting reports and studies of the Property (which Purchaser shall have the right to have updated at Purchaser's sole cost and expense), architectural, mechanical and structural plans, specifications or drawings related to the property, real estate tax bills, together with assessments (special or otherwise), ad valorem and personal property tax bills, covering the period of Seller's ownership of the Property; its most current lease schedule in the form attached hereto as EXHIBIT F (the "LEASE SCHEDULE"); current operating statements; the Leases, lease files, Service Contracts, and Licenses and Permits. To the extent Seller has not, prior to the date hereof, delivered copies of the Documents to Purchaser or the Licensee Parties, Seller shall do so unless it shall be impractical or unreasonably prohibitive to do so. To the extent Seller does not possess a set of any architectural, mechanical and structural plans, specifications or drawings relating to the Property which are in the possession of a third party, Seller shall reasonably cooperate with Purchaser in obtaining such plans from the third party, if requested by Purchaser. Inspections of any Documents for which Seller has not provided Purchaser and the Licensee Parties a copy shall occur at a location selected by Seller, which may be at the office of Seller, Seller's counsel, Seller's property manager, at the Real Property or any of them. Purchaser shall not have the right to review or inspect materials not directly related to the leasing, maintenance and/or management of the Property, including, without limitation, all of Seller's internal memoranda, financial projections, budgets, appraisals, proposals for work not actually undertaken, accounting and income tax records and similar proprietary, elective or confidential information.

            (b) Purchaser acknowledges that any and all of the Documents may be proprietary and confidential in nature and have been provided to Purchaser solely to assist Purchaser in determining the desirability of purchasing the Property. Subject only to the provisions of Article XII, Purchaser agrees not to disclose the contents of the Documents or any of the provisions, terms or conditions contained therein, to any party outside of Purchaser's organization other than its attorneys, partners, accountants, lenders or investors (collectively, for purposes of this Section 5.2(b), the "PERMITTED OUTSIDE PARTIES"). Purchaser further agrees that within its organization, or as to the Permitted Outside Parties, the Documents will be disclosed and exhibited only to those persons within Purchaser's organization or to those Permitted Outside Parties who are responsible for determining the desirability of Purchaser's acquisition of the Property. Purchaser further acknowledges that the Documents and other information relating to the leasing arrangements between Seller and Tenants are proprietary and confidential in nature. Purchaser agrees not to divulge the contents of such Documents and other information except in strict accordance with the confidentiality standards set forth in this Section
5.2 and Article XII. In permitting Purchaser and the Permitted Outside Parties to review the Documents and other information to assist Purchaser, Seller has not waived any privilege or claim of confidentiality with respect thereto, and no third party benefits or relationships of any kind, either express or implied, have been offered, intended or created by Seller, and any such claims are expressly rejected by Seller and waived by Purchaser and the Permitted Outside Parties.

            (c) Purchaser acknowledges that some of the Documents may have been prepared by third parties and may have been prepared prior to Seller's ownership of the Property. PURCHASER HEREBY ACKNOWLEDGES THAT EXCEPT AS SET FORTH IN SECTION 8.1, SELLER HAS NOT MADE AND DOES NOT MAKE ANY REPRESENTATION OR WARRANTY REGARDING THE TRUTH, ACCURACY OR COMPLETENESS OF THE DOCUMENTS OR THE SOURCES THEREOF OR THAT SELLER HAS DELIVERED ALL OF THE DOCUMENTS. EXCEPT AS SET FORTH IN SECTION 8.1, SELLER HAS NOT UNDERTAKEN ANY INDEPENDENT INVESTIGATION AS TO THE TRUTH, ACCURACY OR COMPLETENESS OF THE DOCUMENTS AND IS PROVIDING THE DOCUMENTS SOLELY AS AN ACCOMMODATION TO PURCHASER.

      SECTION 5.3  ENTRY AND INSPECTION OBLIGATIONS; TERMINATION OF AGREEMENT.

            (a) Purchaser agrees that in entering upon and inspecting or examining the Property, Purchaser and the other Licensee Parties will not: disturb the Tenants or interfere with the use of the Property pursuant to the Leases; interfere with the operation and maintenance of the Real Property or Improvements; damage any part of the Property or any personal property owned or held by Tenants or any other person or entity; injure or otherwise cause bodily harm to Seller or any Tenant, or to any of their respective agents, guests, invitees, contractors and employees, or to any other person or entity; permit any liens to attach to the Real Property by reason of the exercise of Purchaser's rights under this Article V; and reveal or disclose any information obtained concerning the Property and the Documents to anyone outside Purchaser's organization, except in accordance with the confidentiality standards set forth in Section 5.2(b) and Article XII. Purchaser will: (i) cause all of Purchaser's consultants which are to perform physical inspections and/or testing on the Real Property or Improvements to maintain comprehensive general liability (occurrence) insurance, and in the event of invasive testing, contractor's pollution liability insurance, in amounts which reasonably prudent consultants in their field customarily maintain insuring Seller, Purchaser and such other parties as Seller shall reasonably request, covering any accident or event arising in connection with the presence of Purchaser or the other Licensee Parties on the Real Property or Improvements, and deliver evidence of insurance verifying such coverage to Seller prior to entry upon the Real Property or Improvements; (ii) promptly pay when due the costs of all entry and inspections and examinations done with regard to the Property by or on behalf of Purchaser or the Licensee Parties; (iii) cause any inspection to be conducted in accordance with standards customarily employed in the industry and in compliance with all Governmental Regulations; (iv) at Seller's written request, furnish to Seller copies of any studies, reports or test results received by Purchaser regarding the Property, promptly after such receipt, in connection with such inspection; and (v) restore the Real Property and Improvements to the condition in which the same were found before any such entry upon the Real Property and inspection or examination was undertaken.

            (b) Purchaser hereby indemnifies, defends and holds Seller and its partners, agents, directors, officers, employees, successors and assigns harmless from and against any and all liens, claims, causes of action, damages, liabilities, demands, suits, obligations to third parties, together with all losses, penalties, costs and expenses relating to any of the foregoing (including but not limited to court costs and reasonable attorneys' fees) arising out of any inspections, investigations, examinations, sampling or tests conducted by Purchaser or any of the Licensee Parties, whether prior to or after the date hereof, with respect to the Property or any violation of the provisions of this Article V.

            (c) In the event that Purchaser determines in its sole and absolute discretion, after its inspection of the Documents and Real Property and Improvements, that for any reason, or for no reason, Purchaser does not elect to purchase the Property Purchaser shall have the right to terminate this Agreement by providing written notice to Seller prior to the expiration of the Evaluation Period, WITH TIME BEING OF THE ESSENCE WITH RESPECT THERETO. In the event Purchaser terminates this Agreement in accordance with this Section 5.3(c), or under any other right of termination as set forth herein, Purchaser shall have the right to receive a refund of the Earnest Money Deposit, together with all interest which has accrued thereon, and except with respect to the Termination Surviving Obligations, this Agreement shall be null and void and the parties shall have no further obligation to each other. In the event this Agreement is terminated pursuant to this Section 5.3(c), Purchaser shall return to Seller all copies Purchaser has made of the Documents and all copies of any studies, reports or test results regarding any part of the Property obtained by Purchaser, before or after the execution of this Agreement, in connection with Purchaser's inspection of the Property (collectively, "PURCHASER'S INFORMATION") promptly following the time this Agreement is terminated for any reason unless Purchaser reasonably believes that it is prudent to retain one (1) copy of each such document to establish any facts which might be the subject of a post-termination dispute. If Purchaser so elects to retain one (1) such copy, it shall so advise Seller, and Purchaser shall be responsible for maintaining the confidentiality of such copy pursuant to the terms of this Agreement and the Confidentiality Agreement.

      SECTION 5.4 SALE "AS IS". THE TRANSACTION CONTEMPLATED BY THIS AGREEMENT HAS BEEN NEGOTIATED BETWEEN SELLER AND PURCHASER. THIS AGREEMENT REFLECTS THE MUTUAL AGREEMENT OF SELLER AND PURCHASER, AND PURCHASER HAS THE RIGHT TO CONDUCT ITS OWN INDEPENDENT EXAMINATION OF THE PROPERTY. OTHER THAN THE MATTERS REPRESENTED IN SECTIONS 8.1 AND 8.3 HEREOF, BY WHICH ALL OF THE FOLLOWING PROVISIONS OF THIS SECTION 5.4 ARE LIMITED, PURCHASER HAS NOT RELIED UPON AND WILL NOT RELY UPON, EITHER DIRECTLY OR INDIRECTLY, ANY REPRESENTATION, WARRANTY, COVENANT OR AGREEMENT OF SELLER OR ANY OF SELLER'S AGENTS OR REPRESENTATIVES, AND PURCHASER HEREBY ACKNOWLEDGES THAT NO SUCH REPRESENTATIONS HAVE BEEN MADE.

      SELLER SPECIFICALLY DISCLAIMS, AND NEITHER IT NOR ANY OF ITS AFFILIATES NOR ANY OTHER PERSON IS MAKING, ANY REPRESENTATION, WARRANTY OR ASSURANCE WHATSOEVER TO PURCHASER, AND NO WARRANTIES OR REPRESENTATIONS OF ANY KIND OR CHARACTER, EITHER EXPRESS OR IMPLIED, ARE MADE BY SELLER OR RELIED UPON BY PURCHASER WITH RESPECT TO THE STATUS OF TITLE TO OR THE MAINTENANCE, REPAIR, CONDITION, DESIGN OR MARKETABILITY OF THE PROPERTY, OR ANY PORTION THEREOF, INCLUDING BUT NOT LIMITED TO (a) ANY IMPLIED OR EXPRESS WARRANTY OF MERCHANTABILITY, (b) ANY IMPLIED OR EXPRESS WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE, (c) ANY IMPLIED OR EXPRESS WARRANTY OF CONFORMITY TO MODELS OR SAMPLES OF MATERIALS, (d) ANY RIGHTS OF PURCHASER UNDER APPROPRIATE STATUTES TO CLAIM DIMINUTION OF CONSIDERATION, (e) ANY CLAIM BY PURCHASER FOR DAMAGES BECAUSE OF DEFECTS, WHETHER KNOWN OR UNKNOWN, WITH RESPECT TO THE IMPROVEMENTS OR THE PERSONAL PROPERTY, (f) THE FINANCIAL CONDITION OR PROSPECTS OF THE PROPERTY AND
(g) THE COMPLIANCE OR LACK THEREOF OF THE REAL PROPERTY OR THE IMPROVEMENTS WITH GOVERNMENTAL REGULATIONS, IT BEING THE EXPRESS INTENTION OF SELLER AND PURCHASER THAT, EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, THE PROPERTY WILL BE CONVEYED AND TRANSFERRED TO PURCHASER IN ITS PRESENT CONDITION AND STATE OF REPAIR, "AS IS" AND "WHERE IS", WITH ALL FAULTS. PURCHASER REPRESENTS THAT IT IS A KNOWLEDGEABLE, EXPERIENCED AND SOPHISTICATED PURCHASER OF REAL ESTATE, AND THAT IT IS RELYING SOLELY ON ITS OWN EXPERTISE AND THAT OF PURCHASER'S CONSULTANTS IN PURCHASING THE PROPERTY. PURCHASER HAS BEEN GIVEN A SUFFICIENT OPPORTUNITY HEREIN TO CONDUCT AND HAS CONDUCTED OR WILL CONDUCT SUCH INSPECTIONS, INVESTIGATIONS AND OTHER INDEPENDENT

EXAMINATIONS OF THE PROPERTY AND RELATED MATTERS AS PURCHASER DEEMED NECESSARY, INCLUDING BUT NOT LIMITED TO THE PHYSICAL AND ENVIRONMENTAL CONDITIONS THEREOF, AND WILL RELY UPON SAME AND NOT UPON ANY STATEMENTS OF SELLER (EXCLUDING THE LIMITED MATTERS REPRESENTED BY SELLER IN SECTION 8.1 HEREOF) NOR OF ANY OFFICER, DIRECTOR, EMPLOYEE, AGENT OR ATTORNEY OF SELLER. PURCHASER ACKNOWLEDGES THAT ALL INFORMATION OBTAINED BY PURCHASER WAS OBTAINED FROM A VARIETY OF SOURCES, AND SELLER WILL NOT BE DEEMED TO HAVE REPRESENTED OR WARRANTED THE COMPLETENESS, TRUTH OR ACCURACY OF ANY OF THE DOCUMENTS OR OTHER SUCH INFORMATION HERETOFORE OR HEREAFTER FURNISHED TO PURCHASER. UPON CLOSING, PURCHASER WILL ASSUME THE RISK THAT ADVERSE MATTERS, INCLUDING, BUT NOT LIMITED TO, ADVERSE PHYSICAL AND ENVIRONMENTAL CONDITIONS, MAY NOT HAVE BEEN REVEALED BY PURCHASER'S INSPECTIONS AND INVESTIGATIONS. PURCHASER ACKNOWLEDGES AND AGREES THAT UPON CLOSING, SELLER WILL SELL AND CONVEY TO PURCHASER, AND PURCHASER WILL ACCEPT THE PROPERTY, "AS IS, WHERE IS," WITH ALL FAULTS. PURCHASER FURTHER ACKNOWLEDGES AND AGREES THAT THERE ARE NO ORAL AGREEMENTS, WARRANTIES OR REPRESENTATIONS, COLLATERAL TO OR AFFECTING THE PROPERTY, BY SELLER OR ANY AGENT OF SELLER, OR BY ANY THIRD PARTY ON BEHALF OF SELLER. SELLER IS NOT LIABLE OR BOUND IN ANY MANNER BY ANY ORAL OR WRITTEN STATEMENTS, REPRESENTATIONS OR INFORMATION PERTAINING TO THE PROPERTY FURNISHED BY ANY REAL ESTATE BROKER, AGENT, EMPLOYEE, SERVANT OR OTHER PERSON, UNLESS THE SAME ARE SPECIFICALLY SET FORTH OR REFERRED TO HEREIN. PURCHASER ACKNOWLEDGES THAT THE PURCHASE PRICE REFLECTS THE "AS IS, WHERE IS" NATURE OF THIS SALE AND ANY FAULTS, LIABILITIES, DEFECTS OR OTHER ADVERSE MATTERS THAT MAY BE ASSOCIATED WITH THE PROPERTY. PURCHASER, WITH PURCHASER'S COUNSEL, HAS FULLY REVIEWED THE DISCLAIMERS AND WAIVERS SET FORTH IN THIS AGREEMENT AND UNDERSTANDS THEIR SIGNIFICANCE AND AGREES THAT THE DISCLAIMERS AND OTHER AGREEMENTS SET FORTH HEREIN ARE AN INTEGRAL PART OF THIS AGREEMENT, AND THAT SELLER WOULD NOT HAVE AGREED TO SELL THE PROPERTY TO PURCHASER FOR THE PURCHASE PRICE WITHOUT THE DISCLAIMERS AND OTHER AGREEMENTS SET FORTH IN THIS AGREEMENT. THE TERMS AND CONDITIONS OF THIS SECTION 5.4 WILL EXPRESSLY SURVIVE THE CLOSING, WILL NOT MERGE WITH THE PROVISIONS OF ANY CLOSING DOCUMENTS AND ARE HEREBY DEEMED INCORPORATED INTO THE DEED AS FULLY AS IF SET FORTH AT LENGTH THEREIN.

      SUBJECT TO THE PROVISIONS OF SECTIONS 8.1 AND 8.3 HEREOF, PURCHASER FURTHER COVENANTS AND AGREES NOT TO SUE SELLER, AND RELEASES SELLER OF AND FROM AND WAIVES ANY CLAIM OR CAUSE OF ACTION THAT PURCHASER MAY HAVE AGAINST THE SELLER UNDER ANY ENVIRONMENTAL LAW, NOW EXISTING OR HEREAFTER ENACTED OR PROMULGATED, RELATING TO ENVIRONMENTAL MATTERS OR ENVIRONMENTAL CONDITIONS IN, ON, UNDER, ABOUT OR MIGRATING FROM OR ONTO THE PROPERTY, INCLUDING WITHOUT LIMITATION, THE COMPREHENSIVE ENVIRONMENTAL RESPONSE, COMPENSATION AND LIABILITY ACT, OR BY VIRTUE OF ANY COMMON LAW RIGHT RELATED TO ENVIRONMENTAL CONDITIONS OR ENVIRONMENTAL MATTERS IN, ON, UNDER, ABOUT OR MIGRATING FROM OR ONTO THE PREMISES. THE PROVISIONS OF THIS PARAGRAPH SHALL SURVIVE THE CLOSING OF TITLE TO THE PROPERTY OR THE TERMINATION OF THIS AGREEMENT, AS THE CASE MAY BE.


                                   ARTICLE VI
                            TITLE AND SURVEY MATTERS

      SECTION 6.1 SURVEY. Purchaser acknowledges receipt of the Existing Survey, and that Purchaser has reviewed and accepted all of the matters shown on the Existing Survey. Any modification, update or recertification of the Existing Survey shall be at Purchaser's election and sole cost and expense. The Existing Survey together with any update Purchaser has elected to obtain, if any, is herein referred to as the "UPDATED SURVEY". Purchaser agrees to provide Seller with notice of any objection to the matters shown on the Existing Survey within seven (7) Business Days following the Effective Date (the "SURVEY OBJECTIONS"). In the event that the Updated Survey sets forth any survey matters which are objectionable to Purchaser and which were not shown on the Existing Survey, then Purchaser agrees to provide Seller with notice of such objections within seven
(7) Business Days of the receipt of the Updated Survey, and such objections shall also be deemed to be Survey Objections. Purchaser agrees to cause the party preparing the Updated Survey to provide two (2) copies of same to Seller's counsel simultaneous with the delivery of the Updated Survey to Purchaser.

      SECTION 6.2  TITLE COMMITMENT.

            (a) Purchaser acknowledges receipt of that certain title insurance commitment issued by First American Title Insurance Company of New York under Commitment No. 135-NJ-29480-1 together with copies of the title exceptions listed thereon, that Purchaser has reviewed and accepted all matters shown therein, other than the requirements set forth at Schedule B-Section I h. and n. therein, and the items set forth at Schedule B-Section II items 1-7 and 9 therein, and that such matters constitute Permitted Exceptions. By the date (the "NEW OBJECTION DATE") which is five (5)

Business Days after Purchaser's counsel receives a new title commitment from the Title Company (the "TITLE COMMITMENT"), Purchaser shall provide Seller with written notice of any objections raised in such Title Commitment which are not Permitted Exceptions and which Purchaser deems unacceptable ("TITLE OBJECTIONS"). If Purchaser's counsel receives notice of any new objection or exception with less than five (5) Business Days prior to the Scheduled Closing Date, then (x) the Closing shall be postponed for a sufficient number of days in order for Purchaser's counsel to have five (5) Business Days to review said new objection or exception and to advise Seller if Purchaser deems same unacceptable and (y) the balance of this Agreement shall apply with respect to Seller's right to cure same. In the event Seller does not receive the Title Objections by the New Objection Date, Purchaser will be deemed to have accepted as Permitted Exceptions the exceptions to title set forth on the Title Commitment and any updates thereto. Purchaser shall cause the Title Company to furnish to Purchaser and Seller's counsel a preliminary title report or Title Commitment, by the terms of which the Title Company agrees to issue to Purchaser at Closing, at Purchaser's sole cost and expense an owner's policy of title insurance (the "TITLE POLICY") in the amount of the Purchase Price on the then standard ALTA owner's form insuring Purchaser's fee simple title to the Real Property, subject to the terms of such policy and the exceptions described therein (including, without limitation, the standard or general exceptions). Subject to this Section 6.2(a), all matters shown on the Existing Survey and the exceptions shown on EXHIBIT G (collectively, the "PERMITTED EXCEPTIONS") are conclusively deemed to be acceptable to Purchaser.

            (b) All taxes, water rates or charges, sewer rents and assessments, plus interest and penalties thereon, which on the Closing Date are liens against the Real Property and which Seller is obligated to pay and discharge will be credited against the Purchase Price (subject to the provision for apportionment of taxes, water rates and sewer rents herein contained) and shall not be deemed a Title Objection. If on the Closing Date there shall be security interests filed against the Real Property, such items shall not be Title Objections if (i) the personal property covered by such security interests are no longer in or on the Real Property, or (ii) such personal property is the property of a Tenant, or the security interest has expired under applicable law. If the personal property is no longer in or on the Real Property or is the property of a Tenant, Seller shall execute and deliver an affidavit to such effect, which affidavit shall include an indemnification in favor of Purchaser and the Title Company against any loss, cost or expense related thereto if Seller's affidavit is incorrect.

            (c) If on the Closing Date the Real Property shall be affected by any lien which, pursuant to the provisions of this Agreement, is required to be discharged or satisfied by Seller, Seller shall not be required to discharge or satisfy the same of record provided the money necessary to satisfy the lien is retained by the Title Company at Closing, and the Title Company omits the lien as an exception from the title insurance commitment, and a credit is given to Purchaser for the recording charges for a satisfaction or discharge of such lien.

            (d) No franchise, transfer, inheritance, income, corporate or other tax open, levied or imposed against Seller or any former owner of the Property, that may be a lien against the Property on the Closing Date, shall be an objection to title if the Title Company omits the lien as an exception from the title insurance commitment and provided further that Seller deposits with the Title Company a sum reasonably sufficient to secure a release of the Property from the lien thereof. If a search of title discloses judgments, bankruptcies, or other returns against other persons having names similar to that of Seller, Seller will deliver to Purchaser an affidavit stating that such judgments, bankruptcies or other returns do not apply to Seller, and such search results shall not be deemed Title Objections.

            (e) In the event that the Title Company is not prepared to insure title to the Real Property in the manner provided in this Agreement and Seller is able to obtain a commitment from one or more of First American Title Insurance Company of New York, Chicago Title Insurance Company, Commonwealth Land Title Insurance Company or Lawyer's Title Insurance Company to insure title in the manner required in this Agreement, Seller shall be entitled to cause any one or more of such companies to so insure Purchaser's title.

      SECTION 6.3  TITLE DEFECT.

            (a) In the event Seller receives any Survey Objection or Title Objection (collectively and individually, a "TITLE DEFECT") within the time periods required under Sections 6.1 and 6.2 above, Seller may elect (but shall not be obligated) to attempt to remove, or cause to be removed at its expense, any such Title Defect, and shall provide Purchaser with notice, within seven (7) days of its receipt of any such objection, of its intention to cure such any such Title Defect. If Seller elects to attempt to cure any Title Defect, it shall do so in a prompt and diligent manner, and the Closing Date shall be extended for one or more periods not to exceed in the aggregate sixty (60) days, for the purpose of such removal. In the event that (i) Seller elects not to attempt to cure any such Title Defect, or (ii) Seller is unable to cure any such Title Defect for any period elected by Seller but not to exceed sixty (60) days from the Closing Date, Seller shall so advise Purchaser and Purchaser shall have the right to terminate this Agreement and receive a refund of the Earnest Money Deposit, together with all interest which has accrued thereon, or to waive such Title Defect and proceed to the Closing. Purchaser shall make such election within ten (10) days of receipt of Seller's notice. If Purchaser elects to proceed to the Closing, any Title Defects waived by Purchaser shall be deemed Permitted Exceptions. In addition to the remedies provided in this Section 6.3(a), if a Title Defect is caused by a written document executed by Seller in recordable form at any time on or after the effective date of the Title Commitment, which document has not been approved or deemed approved by Purchaser, then Seller shall also reimburse Purchaser for its title, survey, consultants and attorneys' fees and expenses reasonably incurred by Purchaser hereunder, as documented by Purchaser.

            (b) Notwithstanding any provision of this Article VI to the contrary, Seller will be obligated to cure exceptions to title to the Property, in the manner described above, relating to liens and security interests securing any financings to Seller, and any mechanic's liens resulting from work at the Property commissioned by Seller, and any other encumbrances placed of record by Seller on or after the Effective Date which may be satisfied by the payment of a sum certain.

                                   ARTICLE VII
                          INTERIM OPERATING COVENANTS,
                            ESTOPPELS, BOARD APPROVAL

      SECTION 7.1 INTERIM OPERATING COVENANTS. Seller covenants to Purchaser that Seller will:

            (a) OPERATIONS. From the Effective Date until Closing, continue to operate, manage and maintain the Improvements in the ordinary course of Seller's business and substantially in accordance with Seller's present practice, subject to ordinary wear and tear and further subject to Article XI of this Agreement.

            (b) COMPLIANCE WITH GOVERNMENTAL REGULATIONS. From the Effective Date until Closing, not take any action that would result in a failure to comply in all material respects with all Governmental Regulations applicable to the Property, it being understood and agreed that prior to Closing, Seller will have the right to contest any such Governmental Regulations.

            (c) SERVICE CONTRACTS. From the expiration of the Evaluation Period until Closing, not enter into any service contract other than in the ordinary course of business, unless such service contract is terminable on thirty (30) days notice without penalty or unless Purchaser consents thereto in writing, which approval will not be unreasonably withheld, delayed or conditioned.

            (d) NOTICES. To the extent received by Seller, from the Effective Date until Closing, promptly deliver to Purchaser copies of written default notices, notices of lawsuits and notices of violations affecting the Property.

            (e) NTT LEASE EXTENSION. Attempt to obtain an extension (the "NTT LEASE EXTENSION") with NTT Data Communications Systems Corporation ("NTT") of the current lease with NTT at the Property, providing for NTT to extend such lease for a period of ten (10) years commencing October 1, 2005 and expiring September 30, 2015, on the terms and conditions set forth on EXHIBIT K and such other terms and conditions reasonably acceptable to Purchaser. Each party's agreement with respect to obtaining the NTT Lease Extension is more particularly set forth in Section 7.4(a) below.

            (f) FINANCING AGREEMENT. Cooperate with Purchaser in preparing and prosecuting all necessary applications to be submitted to the City in order to obtain the consent of the City to the assignment and assumption of that certain Amendment and Assignment of Financial Agreement (the "FINANCING AGREEMENT") dated April 17, 1999 between Cali-Grove Street Urban Renewal Associates L.P. and the City, to an affiliate of Purchaser which satisfies the requirements of applicable law to be an assignee of the Financing Agreement, and to an assignment or change in the ownership of the Project (as such term is defined in the Financing Agreement) [collectively, the "CITY CONSENT"]. Such cooperation shall include, at Purchaser's election, having a primary role in seeking to obtain the City Consent.

      SECTION 7.2 ESTOPPELS. It will be a condition to Closing that Seller obtain from each Major Tenant an executed estoppel certificate in the form prescribed by the Lease for each such Major Tenant. Notwithstanding the foregoing, Seller agrees that promptly following Purchaser's waiver of its right to terminate this Agreement pursuant to Section 5.3, Seller shall request that each Tenant execute an estoppel certificate in the form reasonably requested by Purchaser and annexed hereto as EXHIBIT H. Seller shall not be in default of its obligations hereunder if any Tenant fails to deliver an estoppel certificate, or delivers an estoppel certificate which is not in accordance with this Agreement.

      In the event Seller is unable to obtain an executed estoppel certificate in the form of Exhibit H for each Tenant, Seller may, but is not obligated to, provide an estoppel certificate in the form prescribed by the Lease for each such Tenant, which Purchaser agrees to accept as a valid and binding estoppel certificate.

      If Seller is unable to obtain an original copy or re-executed original copy of the lease with DLJ Securities Corporation dated July 1, 1987, then Seller shall request that such tenant attach said lease to its estoppel letter, and that each page be initialed by such tenant; delivery of such estoppel letter, with such attachment, shall be a condition precedent to Purchaser's obligations hereunder. Similarly, if Seller is unable to obtain a copy of the letter agreement with Combined Data Resource, Inc. dated July 18, 1991, then Seller shall request that such tenant attach said letter to its estoppel letter and initial same; delivery of such estoppel letter, with such attachment, shall be a condition precedent to Purchaser's obligations hereunder.

      SECTION 7.3 BOARD APPROVAL. (a) It will be a condition to Closing that Seller obtain approval from its Board of Directors to proceed to Closing. Seller shall make such solicitations from its Board of Directors so that within fifteen
(15) days following the Effective Date, Seller's Board of Directors shall have approved or denied its approval to the transaction contemplated herein. Failure by Seller to obtain said approval shall not be deemed a default hereunder. In the event Seller's Board of Directors denies approval to proceed to Closing, this Agreement shall be deemed terminated and of no further force and effect, except for the Termination Surviving Obligations, which shall survive any such termination. Seller will give Purchaser prompt notice, following the expiration of the fifteen (15) day period provided above, as to the approval or denial by the Board of Directors of Seller.

            (b) It will be a condition to Closing that Purchaser obtain approval from its Board of Directors to proceed to Closing. Purchaser shall make such solicitations from its Board of Directors so that within fifteen (15) days following the Effective Date, Purchaser's Board of Directors shall have approved or denied its approval to the transaction contemplated herein. Failure by Purchaser to obtain said approval shall not be deemed a default hereunder. In the event Purchaser's Board of Directors denies approval to proceed to Closing, this Agreement shall be deemed terminated and of no further force and effect, except for the Termination Surviving Obligations, which shall survive any such termination. Purchaser will give Seller prompt notice, following the expiration of the fifteen (15) day period provided above, as to the approval or denial by the Board of Directors of Purchaser.

      SECTION 7.4 PURCHASER'S OBLIGATIONS DURING CONTRACT PERIOD:

            (a) NTT LEASE EXTENSION. Within five (5) Business Days following Seller's delivery to Purchaser of a proposed NTT Lease Extension, Purchaser agrees to provide Seller with all of its comments thereto. Purchaser agrees not to unreasonably withhold or condition its approval of the NTT Lease Extension proposed by Seller, provided the proposed NTT Lease Extension is in conformity with Section 7.1(e). In the event that Purchaser does not advise Seller of any comments thereto within the period specified, TIME BEING OF THE ESSENCE, Purchaser shall be deemed to have approved of same, otherwise, Purchaser shall be deemed to have rejected same. In the event Purchaser advises Seller of any comments to the proposed NTT Lease Extension and Seller is unable to incorporate Purchaser's comments thereto or Seller advises Purchaser that NTT shall not agree to same, then the parties shall proceed to the Closing in accordance with the terms and conditions of this Agreement and without any requirements to obtain the NTT Lease Extension, and the Purchase Price due at Closing shall be reduced as provided in Section 3.4. In the event that Seller obtains a NTT Lease Extension executed by NTT, then as part of the Assignment of Leases, Purchaser shall assume the NTT Lease Extension. In addition, Purchaser shall be obligated to pay the Outside Brokers (as defined in Exhibit C of the Leasing and Management Agreement), on account of the NTT Lease Extension, up to a maximum amount of One Million Six Hundred Forty-Five Thousand Dollars ($1,645,000) in leasing commissions, and any leasing commissions to Outside Brokers in excess of such amount shall be paid by Seller (in the event of such excess, then Seller shall also obtain an agreement from the brokers entitled to any excess commission that Purchaser shall have no responsibility for same). Purchaser shall also be obligated to pay a leasing commission to the Agent under the Leasing and Management Agreement, on account of the NTT Lease Extension, as follows: (i) if, during the first ninety (90) days after the Closing, Seller or Agent is a procuring party in obtaining the NTT Lease Extension, then neither Seller nor any of its affiliates shall be entitled to any brokerage commission in connection with the NTT Lease Extension; (ii) if, during the one hundred and eighty (180) days after the expiration of said ninety (90) day period, Seller or Agent is a procuring party in obtaining the NTT Lease Extension, then the percentage to be used in calculating the amount due Agent in accordance with
Section 2(b) of Exhibit C of the Leasing and Management Agreement shall be 1.60%; and (iii) if, after the expiration of said one hundred and eighty (180) day period, Seller or Agent is a procuring party in obtaining the NTT Lease Extension, then the percentage to be used in calculating the amount due Agent in accordance with Section 2(b) of Exhibit C of the Leasing and Management Agreement shall be 2.0%.

            (b) FINANCING AGREEMENT. Purchaser shall cooperate with Seller in preparing and prosecuting all necessary applications to be submitted to the City in order to obtain the City Consent. In connection therewith, Purchaser agrees that the entity to be the assignee of the Financing Agreement and the owner of the Project shall be an entity satisfying the requirements of applicable law, including without limitation, the New Jersey Long Term Tax Exemption Law, N.J.S.A. 40A;20-1 ET SEQ., and that the applications shall be made in accordance with applicable laws. Purchaser agrees to use commercially reasonable efforts to complete such applications and form the necessary entities, prior to Purchaser's waiver of its right to terminate this Agreement in accordance with Section 5.3 so that promptly following such waiver, Purchaser and Seller shall jointly prosecute such applications.

            (c) SERVICE CONTRACTS. During the Evaluation Period, Purchaser shall have the right to cause Seller to terminate any Service Contracts which are terminable either without payment of a fee, or with payment of a fee which Purchaser shall pay to Seller at the Closing. Purchaser must make such election prior to the expiration of the Evaluation Period, TIME BEING OF THE ESSENCE. Purchaser acknowledges that it shall not have the right to elect to have terminated any Service Contracts that are for a stated period longer than one
(1) year, such as by way of example and not limitation, any Service Contracts providing for maintenance of the elevators at the Improvements.

                                  ARTICLE VIII
                         REPRESENTATIONS AND WARRANTIES

      SECTION 8.1 SELLER'S REPRESENTATIONS AND WARRANTIES. The following constitute the sole representations and warranties of Seller, which representations and warranties shall be true as of the Effective Date. Subject to the limitations set forth in Section 8.3 of this Agreement, Seller represents and warrants to Purchaser the following:

            (a) STATUS. Each Seller is a limited partnership, duly organized and validly existing under the laws of the State of New Jersey.

            (b) AUTHORITY. Subject to Section 7.3(a) above, (i) the execution and delivery of this Agreement and the performance of Seller's obligations hereunder have been or will be duly authorized by all necessary action on the part of Seller, and this Agreement constitutes the legal, valid and binding obligation of Seller, and (ii) no consent, waiver, approval or authorization is required from any person or entity (that has not already been obtained) in connection with the execution and delivery of this Agreement by Seller or the performance by Seller of the transactions contemplated hereby.

            (c) NON-CONTRAVENTION. The execution and delivery of this Agreement by Seller and the consummation by Seller of the transactions contemplated hereby will not violate any judgment, order, injunction, decree, regulation or ruling of any court or Authority or conflict with, result in a breach of, or constitute a default under the organizational documents of Seller, any note or other evidence of indebtedness, any mortgage, deed of trust or indenture, or any lease or other material agreement or instrument to which Seller is a party or by which it is bound.

            (d) SUITS AND PROCEEDINGS. To Seller's Knowledge, except as listed in EXHIBIT I (the "SECAUCUS LITIGATION"), there are no legal actions, suits or similar proceedings pending and served, or threatened against Seller or the Property which (i) are not adequately covered by existing insurance and (ii) if adversely determined, would affect, in other than a DE MINIMIS manner, the value of the Property, the continued operations thereof, or Seller's ability to consummate the transactions contemplated hereby. MCRLP (as defined in Section 20.1) agrees to reimburse Purchaser for any amounts for which Purchaser is liable, or which constitute a lien against the Property, in connection with the Secaucus Litigation, to the extent same is on account of any period prior to the Closing Date, but subject to the balance of this paragraph. Seller shall continue to defend, at Seller's expense, the Secaucus Litigation from and after the Closing (to the extent litigation arises with respect to any period following the Closing, Purchaser will defend same at its sole cost). In the event Purchaser incurs any expenses on account of the Secaucus Litigation for a period prior to the Closing Date, then prior to it seeking reimbursement from Seller, Purchaser shall use commercially reasonable efforts to collect such payment, or an allocable portion, from those Tenants who are obligated for such expenses, or a portion thereof, based upon their Lease and their date of occupancy at the Property. In the event that any amounts are due with respect to tenants which are no longer at the Property, MCRLP shall promptly pay over such amounts to Purchaser; with respect to existing Tenants, MCRLP shall pay such amounts to Purchaser if, within one hundred twenty (120) days of Purchaser rendering a bill to such Tenant and pursuing collection thereof, such Tenant shall fail to pay same. Seller shall have the right to bring suit, and take such other action as is commercially reasonable, to collect any amounts owed from any existing Tenants, or past tenants related to the Secaucus Litigation, and Purchaser shall reasonably cooperate with Seller in such regard.

            Seller hereby acknowledges that Purchaser may retain Waters, McPherson, McNeill to represent Purchaser in any future legal actions or proceedings similar to the Secaucus Litigation, and Purchaser acknowledges that such firm may continue to represent Seller in the Secaucus Litigation or such future litigation. Each party hereby waives any conflict which may arise from such representation. This Section 8.1(d) shall survive closing.

            (e) NON-FOREIGN ENTITY. Seller is not a "foreign person" or "foreign corporation" as those terms are defined in the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

            (f) TENANTS. As of the date of this Agreement, the only tenants of the Property are the tenants set forth in the Lease Schedule listed on EXHIBIT
F. In the event that any of the Leases sets forth terms which are contrary to that which is contained in the Lease Schedule, the terms of the Lease shall control. The Documents made available to Purchaser pursuant to Section 5.2 hereof include true and correct copies of all of the Leases listed on EXHIBIT F. Seller has not received any notice from any Tenants which remain uncured, alleging that Seller is in default of any Leases. In addition, Seller has not sent any default notices to any of the Tenants which remain uncured.

            (g) SERVICE CONTRACTS. Seller has paid, or will pay in the normal course after Closing, all amounts due prior to Closing under the Service Contracts, and to Seller's Knowledge, Seller is not in default under any Service Contract. To Seller's Knowledge, none of the service providers listed on EXHIBIT E is in default under any Service Contract and the Service Contracts are in full force and effect. The Documents made available to Purchaser pursuant to Section
5.2 hereof include copies of all Service Contracts listed on EXHIBIT E under which Seller is currently paying for services rendered in connection with the Property, and there are no other contracts or agreements pursuant to which service providers are providing services to the Property on a regular or periodic basis.

            (h) LEASES. The Leases initialed by representatives of Purchaser and Seller on or prior to the Effective Date are true, correct, and complete copies of the documents described on the Lease Schedule. Other than the tenancies under the Leases, there are presently no tenancies affecting the Property.

            (i) ENVIRONMENTAL MATTERS. Except as set forth in the Environmental Report, or as may otherwise be disclosed to Purchaser in writing, to Seller's Knowledge, there is no Hazardous Substances at the Property except those in compliance with all applicable Environmental Laws.

            (j) GROUND LEASE. The Ground Lease is unmodified and in full force and effect, and there is no default thereunder. Seller has delivered a true and complete copy of the Ground Lease to Purchaser prior to the date hereof.

            (k) KEY INDIVIDUALS. The Key Individuals are the officers and employees of Mack-Cali Realty Corporation or Seller who have significant responsibilities with respect to the Property. The Key Individuals (other than Rob Vicci) have been officers of Mack-Cali Realty Corporation for at least the past two (2) years.

            (l) BROKERAGE COMMISSIONS. The only agreements with brokers for whom leasing commissions are or may be due and payable with respect to any of the

Leases are set forth on EXHIBIT N. The parties' respective obligations with respect to the Brokerage Commission Agreements are set forth in Section 10.4(e).

            (m) CONDEMNATION. There are no condemnation proceedings either instituted or, to Seller's Knowledge planned to be instituted, affecting the Property, nor are there any special assessment proceedings pending, or, to Seller's Knowledge, threatened, for the Property.

            (n) EMPLOYEES. No person who is employed in connection with the management, operation or maintenance of the Property and who will become the obligation of Purchaser after the Closing is covered by an employment agreement or a union contract, and none of the employment arrangements with respect to the employees will be binding on Purchaser after Closing. Notwithstanding the foregoing, Purchaser acknowledges that one of the Service Contracts includes a contract with Larkin Service Corporation ("Larkin"), pursuant to which Larkin employs employees holding the positions set forth on Exhibit Q or other individuals, and that the contract with Larkin will remain as an obligation of Purchaser after Closing.

            (o) ERISA. The Property is not a "plan asset" within the meaning of that term under any regulations promulgated under the Employee Retirement and Income Security Act of 1974, as amended.

      SECTION 8.2 PURCHASER'S REPRESENTATIONS AND WARRANTIES. Purchaser represents and warrants to Seller the following:

            (a) STATUS. CLI is a duly organized and validly existing corporation under the laws of the Federal Republic of Germany and Germania is a duly organized and validly existing corporation organized under the laws of the State of Georgia.

            (b) AUTHORITY. Subject to Section 7.3(b) above, the execution and delivery of this Agreement and the performance of Purchaser's obligations hereunder have been duly authorized by all necessary action on the part of Purchaser and this Agreement constitutes the legal, valid and binding obligation of Purchaser.

            (c) NON-CONTRAVENTION. The execution and delivery of this Agreement by Purchaser and the consummation by Purchaser of the transactions contemplated hereby will not violate any judgment, order, injunction, decree, regulation or ruling of any court or Authority or conflict with, result in a breach of or constitute a default under the organizational documents of Purchaser, any note or other evidence of indebtedness, any mortgage, deed of trust or indenture, or any lease or other material agreement or instrument to which Purchaser is a party or by which it is bound.

            (d) CONSENTS. No consent, waiver, approval or authorization is required from any person or entity (that has not already been obtained) in connection with the execution and delivery of this Agreement by Purchaser or the performance by Purchaser of the transactions contemplated hereby.

            SECTION 8.3 SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS. The representations and warranties of Seller set forth in Section 8.1, and the covenants of Seller set forth in Section 7.1, will survive the Closing for a period of twelve (12) months provided, however, that all of the limitations set forth in this Section 8.3 shall not apply to the Secaucus Litigation, as set forth in Section 8.1(d), and the obligations and liabilities of MCRLP thereunder, which obligations and liabilities shall be an independent Closing Surviving Obligation. Purchaser will not have any right to bring any action against Seller as a result of any untruth or inaccuracy of such representations and warranties, or any such breach, unless and until the aggregate amount of all liability and losses arising out of any such untruth or inaccuracy, or any such breach, exceeds One Hundred Thousand Dollars ($100,000); and then only to the extent of such excess. In addition, in no event will Seller's liability for all such breaches exceed, in the aggregate, the sum of Two Million Five Hundred Dollars ($2,500,000). Seller shall have no liability with respect to any of Seller's representations, warranties and covenants herein if, prior to the Closing, Purchaser has knowledge (from whatever source, including, without limitation, any tenant estoppel certificates, as a result of Purchaser's due diligence tests, investigations and inspections of the Property, or written disclosure by Seller or Seller's agents and employees) of any breach of a covenant of Seller herein, or if the officers and employees of Purchaser primarily responsible for this transaction have actual knowledge (as opposed to constructive or imputed knowledge) or obtain knowledge that contradicts any of Seller's representations, warranties and covenants herein, and Purchaser nevertheless consummates the transaction contemplated by this Agreement. For the twelve (12) month period following Closing, Grove Street Associates of Jersey City Limited Partnership agrees to maintain assets having a net worth of at least $4,000,000; in the event that such entity does not maintain such assets, then MCRLP shall guaranty the obligations of Seller pursuant to this Section
8.3. The Closing Surviving Obligations and the Termination Surviving Obligations will survive Closing without limitation unless a specified period is otherwise provided in this Agreement. All other representations, warranties, covenants and agreements made or undertaken by Seller under this Agreement, unless otherwise specifically provided herein, will not survive the Closing Date but will be merged into the Deed and other Closing documents delivered at the Closing.


                                   ARTICLE IX
                         CONDITIONS PRECEDENT TO CLOSING

      SECTION 9.1 CONDITIONS PRECEDENT TO OBLIGATION OF PURCHASER. The obligation of Purchaser to consummate the transaction hereunder shall be subject to the fulfillment on or before the Closing Date of all of the following conditions, any or all of which may be waived by Purchaser in its sole discretion:

            (a) Seller shall have delivered to Purchaser all of the items required to be delivered to Purchaser pursuant to the terms of this Agreement, including but not limited to, those provided for in Section 10.3.

            (b) All of the representations and warranties of Seller contained in this Agreement shall be true and correct in all material respects as of the Closing Date (with only appropriate modifications permitted under this Agreement).

            (c) Seller shall have performed and observed, in all material respects, all covenants and agreements of this Agreement to be performed and observed by Seller as of the Closing Date.

            (d)   The City shall have given the City Consent.

      SECTION 9.2 CONDITIONS PRECEDENT TO OBLIGATION TO SELLER. The obligation of Seller to consummate the transaction hereunder shall be subject to the fulfillment on or before the Closing Date of all of the following conditions, any or all of which may be waived by Seller in it sole discretion:

            (a) Seller shall have received the Purchase Price as adjusted pursuant to, and payable in the manner provided for, in this Agreement.

            (b) Purchaser shall have delivered to Seller all of the items required to be delivered to Seller pursuant to the terms of this Agreement, including but not limited to, those provided for in Section 10.2.

            (c) All of the representations and warranties of Purchaser contained in this Agreement shall be true and correct in all material respects as of the Closing Date (with any appropriate modifications permitted under this Agreement).

            (d) Purchaser shall have performed and observed, in all material respects, all covenants and agreements of this Agreement to be performed and observed by Purchaser as of the Closing Date.

            (e)   The City shall have given the City Consent.

      SECTION 9.3 FAILURE OF A CONDITION PRECEDENT. (a) In the event that all of the conditions to Closing as set forth in Section 9.1 have not been either satisfied, or waived by Purchaser, prior to the Closing Date, Purchaser may, at any time thereafter while any such condition remains unsatisfied, terminate this Agreement upon five (5) Business Days notice to Seller, whereupon Purchaser will receive from the Escrow Agent the Earnest Money Deposit, together with all interest accrued thereon, and thereafter Seller and Purchaser will have no further rights or obligations under this Agreement, except with respect to the Termination Surviving Obligations.

            (b) In the event that all of the conditions to Closing as set forth in Section 9.2 have not been either satisfied, or waived by Seller, prior to the Closing Date, Seller may, at any time thereafter while any such condition remains unsatisfied, terminate this Agreement upon five (5) Business Days notice to Purchaser, whereupon Purchaser will receive from the Escrow Agent the Earnest Money Deposit, together with all interest accrued thereon, and thereafter Seller and Purchaser will have no further rights or obligations under this Agreement, except with respect to the Termination Surviving Obligations.

            (c) The rights of Section 9.3(a) and (b) are not in limitation of either party's rights set forth in Section 13 in the event of a default by Seller or Purchaser, respectively.

                                    ARTICLE X
                                     CLOSING

      SECTION 10.1 CLOSING. The consummation of the transaction contemplated by this Agreement by delivery of documents and, except as set forth in the next sentence, payments of money (subject to Section 3.3) shall take place at 10:00 a.m. Eastern Time on the Closing Date at the offices of Seller's counsel, Pryor Cashman Sherman & Flynn LLP, 410 Park Avenue, New York, New York 10022. At Purchaser's election given at least three (3) Business Days prior to the Closing Date, Seller's counsel shall attend a closing of any purchase money financing obtained by Purchaser in connection with the acquisition of the Property; provided, however, neither the availability of such financing, nor any closing with respect thereto, shall be a condition to Purchaser's obligation to close, nor shall the Closing hereunder, but for the payment of money, be held at any office other than Seller's counsel. At Closing, the events set forth in this
Article X will occur, it being understood that the performance or tender of performance of all matters set forth in this Article X are mutually concurrent conditions which may be waived by the party for whose benefit they are intended. The acceptance of the Deed by Purchaser shall be deemed to be full performance and discharge of each and every representation and warranty made by Seller herein, and every agreement and obligation on the part of the Seller to be performed hereunder, except those which are specifically stated herein to survive the Closing.

      SECTION 10.2 PURCHASER'S CLOSING OBLIGATIONS. On the Closing Date, Purchaser, at its sole cost and expense, will deliver the following items to Seller at Closing as provided herein:

            (a) The Purchase Price, after all adjustments are made as herein provided, by Federal Reserve wire transfer of immediately available funds, in accordance with the timing and other requirements of Section 3.3;

            (b) A counterpart original of the Assignment of Leases, duly executed by Purchaser;

            (c) A counterpart original of the Assignment, duly executed by Purchaser;

            (d) Evidence reasonably satisfactory to Seller that the person executing the Assignment of Leases, the Assignment, and the Tenant Notice Letters on behalf of Purchaser has full right, power and authority to do so;

            (e) Written notice, in the form of EXHIBIT O, executed by Purchaser and to be addressed and delivered to the Tenants by Purchaser in accordance with Section 10.6 herein, (i) acknowledging the sale of the Property to Purchaser, (ii) acknowledging that Purchaser has received and that Purchaser is responsible for the Security Deposit (specifying the exact amount of the Security Deposit) and (iii) indicating that rent should thereafter be paid to Purchaser and giving instructions therefor (the "TENANT NOTICE LETTERS");

            (f) A counterpart original of the Closing Statement, duly executed by Purchaser;

            (g) Counterpart originals of the transfer tax declarations, each duly executed by Purchaser;

            (h) A certificate, dated as of the date of Closing, stating that the representations and warranties of Purchaser contained in Section 8.2 are true and correct in all material respects as of the Closing Date (with appropriate modifications to reflect any changes therein) or identifying any representation or warranty which is not, or no longer is, true and correct and explaining the state of facts giving rise to the change. In no event shall Purchaser be liable to Seller for, or be deemed to be in default hereunder if any representation or warranty is not true and correct in all material respects; PROVIDED, HOWEVER, that such event shall constitute the non-fulfillment of the condition set forth in Section 9.2(c). If, despite changes or other matters described in such certificate, the Closing occurs, Purchaser's representations and warranties set forth in this Agreement shall be deemed to have been modified by all statements made in such certificate;

            (i) A Leasing and Management Agreement substantially in the form of Exhibit L annexed hereto;

            (j) A mortgagor's affidavit in form and substance reasonably acceptable to Purchaser if Purchaser obtains purchase money mortgage financing to consummate the transaction contemplated by this Agreement, and such other affidavits or instruments customarily required in order to remove the items set forth on Schedule B-Section II, 1-8 on the title report referenced in the first sentence of Section 6.2(a); and

            (k) Such other documents as may be reasonably necessary or appropriate to effect the consummation of the transaction which is the subject of this Agreement.

      SECTION 10.3 SELLER'S CLOSING OBLIGATIONS. At the Closing, Seller, at its sole cost and expense, will deliver to Purchaser the following documents:

            (a) A bargain and sale deed with covenants against grantor's acts, or the local equivalent, (the "DEED"), duly executed and acknowledged by Seller, conveying to the Purchaser the Real Property and the Improvements subject only to the Permitted Exceptions;

            (b) A blanket assignment and bill of sale in the form attached hereto as EXHIBIT C (the "BILL OF SALE"), duly executed by Seller, assigning and conveying to Purchaser, without representation or warranty, title to the Personal Property;

            (c) A counterpart original of an assignment and assumption of the Seller's interest, as lessor, in the Leases and Security Deposits in the form attached hereto as EXHIBIT B (the "ASSIGNMENT OF LEASES"), duly executed by Seller, conveying and assigning to Purchaser all of Seller's right, title and interest, as sublessor, in the Leases and Security Deposits;

            (d) A counterpart original of an assignment and assumption of Seller's interest in the Service Contracts and the Licenses and Permits in the form attached hereto as EXHIBIT A (the "ASSIGNMENT"), duly executed by Seller, conveying and assigning to Purchaser all of Seller's right, title, and interest, if any, in the Service Contracts and the Licenses and Permits;

            (e)   The Tenant Notice Letters, duly executed by Seller;

            (f) Evidence reasonably satisfactory to Purchaser and Title Company that the person executing the documents delivered by Seller pursuant to this Section 10.3 on behalf of Seller has full right, power, and authority to do so;

            (g) A certificate in the form attached hereto as EXHIBIT J ("CERTIFICATE AS TO FOREIGN STATUS") certifying that Seller is not a "foreign person" as defined in Section 1445 of the Internal Revenue Code of 1986, as amended, as well as any form or other document required under applicable laws to be executed by Seller in connection with any transfer tax applicable to the transaction contemplated by this Agreement;

            (h) The Ground Lease, Leases, and all original Licenses and Permits and Service Contracts in Seller's control bearing on the Property. Seller shall deliver originals of the Ground Lease and those Leases which are marked as originals on Exhibit F, and (i) if Seller is unable to obtain an original copy, or re-executed original copy, of the Lease with DLJ Securities Corporation dated July 1, 1987, then the provisions of Section 7.2 shall apply and (ii) if Seller is unable to obtain a copy of the Letter Agreement dated July 18, 1991 with Combined Data Resources, Inc., then the provisions of Section 7.2 shall apply. To the extent any other originals are in Seller's possession, Seller shall also deliver same;

            (i) A certificate, dated as of the date of Closing, stating that the representations and warranties of Seller contained in Section 8.1 are true and correct in all material respects as of the Closing Date (with appropriate modifications to reflect any changes therein) or identifying any representation or warranty which is not, or no longer is, true and correct and explaining the state of facts giving rise to the change. In no event shall Seller be liable to Purchaser for, or be deemed to be in default hereunder if any representation or warranty is not true and correct in all material respects; PROVIDED, HOWEVER, that such event shall constitute the non-fulfillment of the condition set forth in Section 9.1(b). If, despite changes or other matters described in such certificate, the Closing occurs, Seller's representations and warranties set forth in this Agreement shall be deemed to have been modified by all statements made in such certificate;

            (j) The Lease Schedule, updated to show any changes dated as of no more than five (5) Business Days prior to the Closing Date;

            (k) Counterparts of the transfer tax declarations, duly executed by Seller;

            (l) A statement as to the last date through which rents have been paid by Tenants;

            (m) A counterpart original of the Closing Statement, duly executed by Seller;

            (n) The Leasing and Management Agreement, substantially in the form of EXHIBIT L annexed hereto;

            (o) An assignment, without representation, warranty or recourse, of all Seller's right, title and interest in and to any trademarks, trade name, fictitious name or other form of identification for or related to the property, except that there shall be no assignment of the name Mack-Cali, Cali, or any derivation thereof;

            (p)   The ISRA Letter;

            (q)   An assignment and assumption of the Ground Lease;

            (r) A seller's title affidavit in form and substance reasonably acceptable to Seller and the Title Company; and

            (s) Such other documents as may be reasonably necessary or appropriate to effect the consummation of the transaction which is the subject of this Agreement.

      SECTION 10.4  PRORATIONS.

            (a) Seller and Purchaser agree to adjust, as of 11:59 p.m. on the day preceding the Closing Date (the "PRORATION TIME"), the following (collectively, the "PRORATION ITEMS"):

                  (i) Rentals, in accordance with Subsection 10.4(b) below.

                  (ii) Security Deposits and any prepaid rents, together with interest required to be paid thereon.

                  (iii) Utility charges payable by Seller, including, without limitation, electricity, water charges and sewer charges. If there are meters on the Real Property, Seller will cause readings of all said meters to be performed not more than five (5) days prior to the Closing Date, and a per diem adjustment shall be made for the days between the meter reading date and the Closing Date based on the most recent meter reading.

                  (iv) Amounts payable under the Service Contracts other than those Service Contracts which Purchaser has elected not to assume.

                  (v) Real estate taxes due and payable for the calendar year. If the Closing Date shall occur before the tax rate is fixed, the apportionment of real estate taxes shall be upon the basis of the tax rate for the preceding year applied to the latest assessed valuation. If subsequent to the Closing Date, real estate taxes (by reason of change in either assessment or rate or for any other reason) for the Real Property should be determined to be higher or lower than those that are apportioned, a new computation shall be made, and Seller agrees to pay Purchaser any increase shown by such recomputation and vice versa.

                  (vi) The value of fuel stored at the Real Property, at Seller's most recent cost, including taxes, on the basis of a reading made within five (5) days prior to the Closing by Seller's supplier.

No adjustments shall be made on account of the Ground Lease.

            Seller will be charged and credited for the amounts of all of the Proration Items relating to the period up to and including the Proration Time, and Purchaser will be charged and credited for all of the Proration Items relating to the period after the Proration Time. The estimated Closing prorations shall be set forth on a preliminary closing statement to be prepared by Seller and submitted to Purchaser prior to the Closing

Date (the "CLOSING STATEMENT"). The Closing Statement, once agreed upon, shall be signed by Purchaser and Seller. The proration shall be paid at Closing by Purchaser to Seller (if the prorations result in a net credit to Seller) or by Seller to Purchaser (if the prorations result in a net credit to Purchaser) by increasing or reducing the cash to be delivered by Purchaser in payment of the Purchase Price at the Closing. If the actual amounts of the Proration Items are not known as of the Closing Date, the prorations will be made at Closing on the basis of the best evidence then available; thereafter, when actual figures are received, re-prorations will be made on the basis of the actual figures, and a final cash settlement will be made between Seller and Purchaser. No prorations will be made in relation to insurance premiums, and Seller's insurance policies will not be assigned to Purchaser. Final readings and final billings for utilities will be made if possible as of the Closing Date, in which event no proration will be made at the Closing with respect to utility bills. Seller will be entitled to all deposits presently in effect with the utility providers, and Purchaser will be obligated to make its own arrangements for any deposits with the utility providers. The provisions of this Section 10.4(a) will survive the Closing for eighteen (18) months.

            (b) Purchaser will receive a credit on the Closing Statement for the prorated amount (as of the Proration Time) of all Rental previously paid to or collected by Seller and attributable to any period following the Proration Time. After the Closing, Seller will cause to be paid or turned over to Purchaser all Rental, if any, received by Seller after Closing and attributable to any period following the Proration Time. "RENTAL" as used herein includes fixed monthly rentals, additional rentals, percentage rentals, escalation rentals (which include each Tenant's proration share of building operation and maintenance costs and expenses as provided for under the Lease, to the extent the same exceeds any expense stop specified in such Lease), retroactive rentals, all administrative charges, utility charges, tenant or real property association dues, storage rentals, special event proceeds, temporary rents, telephone receipts, locker rentals, vending machine receipts and other sums and charges payable by Tenants under the Leases or from other occupants or users of the Property. Rental is "DELINQUENT" when it was due prior to the Closing Date, and payment thereof has not been made on or before the Proration Time. Delinquent Rental will not be prorated. Purchaser agrees to use good faith collection procedures with respect to the collection of any Delinquent Rental, but Purchaser will have no liability for the failure to collect any such amounts and will not be required to pursue legal action to enforce collection of any such amounts owed to Seller by any Tenant. All sums collected by Purchaser from and after Closing from each Tenant (excluding tenant specific billings for tenant work orders and other specific services as described in and governed by Section 10.4(d) below and excluding payments on account of 1999 reconciliations of operating expenses, utilities and real estate tax payments or payments in lieu thereof) will be applied first to current amounts owed by such Tenant to Purchaser and then to delinquencies owed by such Tenant to Seller. Any sums due Seller will be promptly remitted to Seller.

            (c) At the Closing, Seller shall deliver to Purchaser a list of additional rent, however characterized, under each Lease, including without limitation, real estate taxes, electrical charges, utility costs and operating expenses (collectively, "OPERATING EXPENSES") billed to Tenants for the calendar year in which the Closing occurs (both on a monthly basis and in the aggregate), the basis on which the monthly amounts are being billed and the amounts incurred by Seller on account of the components of Operating Expenses for such calendar year. Upon the reconciliation by Purchaser of the Operating Expenses billed to Tenants, and the amounts actually incurred for such calendar year, Seller and Purchaser shall be liable for overpayments of Operating Expenses, and shall be entitled to payments from Tenants, as the case may be, on a PRO-RATA basis based upon each party's period of ownership during such calendar year.

            (d) With respect to specific tenant billings for work orders, special items performed or provided at the request of a Tenant or other specific services, which are collected by Purchaser after the Closing Date but relate to the foregoing specific services rendered by Seller prior to the Proration Time, and with respect to payments on account of 1999 reconciliations of operating expenses, utilities and real estate tax payments or payments in lieu thereof, then notwithstanding anything to the contrary contained herein, Purchaser shall cause amounts specifically allocated for such purposes by such Tenant to be paid to Seller on account thereof. To Seller's knowledge, any unpaid amounts through January 21, 2000 are not material.

            (e) Notwithstanding any provision of this Section 10.4 to the contrary, Purchaser will be solely responsible for any leasing commissions due pursuant to a Brokerage Commission Agreement, tenant improvement costs or other expenditures due with respect to any amendments, renewals and/or expansions of any Leases existing as of the Effective Date, and Seller shall be responsible for any leasing commissions due on account of the initial term, or renewal period of any Lease, if the initial term or the renewal period began prior to the Effective Date. At Closing, Seller shall establish an escrow with the Escrow Agent in the amount set forth on Exhibit P, and enter into an escrow agreement on terms and conditions reasonably acceptable to Seller, Purchaser and Escrow Agent, pursuant to which the Escrow Agent shall be obligated to disburse same when due upon receipt of a proper and timely invoice. Purchaser further agrees to be solely responsible for all leasing commissions, tenant improvement costs and other expenditures (for purposes of this Section 10.4(e), "NEW TENANT COSTS") incurred or to be incurred in connection with any new lease executed on or after the Effective Date, and Purchaser will pay to Seller at Closing as an addition to the Purchase Price an amount equal to the New Tenant Costs paid by Seller.

            (f) Notwithstanding any other provision of this Agreement to the contrary, if Purchaser shall become liable after the Closing for payment of any real estate taxes or other such charges assessed or imposed against the Property for any period of time prior to the Closing Date or other charge or expense which was subject to proration or a Purchase Price credit in Purchaser's favor at Closing, which was not so adjusted or credited at Closing and which is not the obligation of a Tenant to pay or to reimburse the landlord under a Tenant's Lease, Seller shall pay to Purchaser, within thirty (30) days of demand accompanied by a calculation and reconciliation of the amount due, an amount equal to such tax or credit due Purchaser.

      SECTION 10.5 COSTS OF TITLE COMPANY AND CLOSING COSTS. Costs of the Title Company and other Closing costs incurred in connection with the Closing will be allocated as follows:

            (a) Seller shall pay (i) Seller's attorney's fees; (ii) the realty transfer tax due by reason of the transfer of the Property; (iii) the charges to record the Deed; and (iv) the brokerage commission due to Rockwood Associates, L.L.C. ("ROCKWOOD") as more particularly provided in Section 16.1.

            (b) Purchaser shall pay (i) the cost of the premium for the Title Policy and all title searches; (ii) all costs of any additional coverage under the Title Policy or endorsements or deletions to the Title Policy that are desired by Purchaser; (iii) all premiums and other costs for any mortgagee policy of title insurance, if any, including but not limited to any endorsements or deletions; (iv) Purchaser's attorney's fees; (v) the brokerage commission due to Trammell Crow Company ("TRAMMELL") as more particularly provided in Section 16.1; and (vi) the costs of the Updated Survey, as provided for in Section 6.1.

            (c) Any other costs and expenses of Closing not provided for in this Section 10.5 shall be allocated between Purchaser and Seller in accordance with the custom in the area in which the Property is located.

      SECTION 10.6 POST-CLOSING DELIVERY OF TENANT NOTICE LETTERS. Immediately following Closing, Purchaser will deliver to each Tenant a Tenant Notice Letter, as described in Section 10.2(e).

      SECTION 10.7 LIKE-KIND EXCHANGE. In the event that Seller shall elect to effectuate the Closing as a "like-kind" exchange under Section 1031 of the Code, Purchaser agrees to cooperate and assist Seller in all reasonable respects (at no cost to Purchaser other than de minimis attorneys' fees of Purchaser's counsel) in order that the exchange so qualifies as a "like-kind" exchange under
Section 1031 of the Code and the Treasury Regulations promulgated, or to be promulgated, thereunder.

                                   ARTICLE XI
                            CONDEMNATION AND CASUALTY

      SECTION 11.1 CASUALTY. If, prior to the Closing Date, all or any portion of the Real Property and Improvements is destroyed or damaged by fire or other casualty, Seller will notify Purchaser of such casualty. Purchaser will have the option to terminate this Agreement upon notice to Seller given not later than fifteen (15) days after receipt of Seller's notice if all or a Significant Portion of the Real Property and Improvement are damaged or destroyed. If this Agreement is terminated, the Earnest Money Deposit and all interest accrued thereon will be returned to Purchaser and thereafter neither Seller nor Purchaser will have any further rights or obligations to the other hereunder except with respect to the Termination Surviving Obligations. If Purchaser does not elect to terminate this Agreement or less than a Significant Portion of the Real Property and Improvements is destroyed or damaged as aforesaid, Seller will not be obligated to repair such damage or destruction but
(a) Seller will assign and turn over to Purchaser the insurance proceeds net of reasonable collection costs (or if such have not been awarded, all of its right, title and interest therein) payable with respect to such fire or other casualty up to the amount of the Purchase Price and (b) the parties will proceed to Closing pursuant to the terms hereof without abatement of the Purchase Price, except that Purchaser will receive credit for any insurance deductible amount. In the event Seller elects to perform any repairs as a result of a casualty, Seller will be entitled to deduct its costs and expenses from any amount to which Purchaser is entitled under this Section 11.1, which right shall survive the Closing.

      SECTION 11.2  CONDEMNATION OF PROPERTY.

            (a) In the event of (i) any condemnation or sale in lieu of condemnation of all of the Property; or (ii) any condemnation or sale in lieu of condemnation of greater than five percent (5%) of the fair market value of the Property prior to the Closing, Purchaser will have the option, to be exercised within fifteen (15) days after receipt of notice of such condemnation or sale, of terminating Purchaser's obligations under this Agreement, or electing to have this Agreement remain in full force and effect. In the event that either (i) any condemnation or sale in lieu of condemnation of the Property is for less than five percent (5%) of the fair market value of the Property, or (ii) Purchaser does not terminate this Agreement pursuant to the preceding sentence, Seller will assign to Purchaser any and all claims for the proceeds of such condemnation or sale to the extent the same are applicable to the Property, and Purchaser will take title to the Property with the assignment of such proceeds and subject to such condemnation and without reduction of the Purchase Price. Should Purchaser elect to terminate Purchaser's obligations under this Agreement under the provisions of this Section 11.2, the Earnest Money Deposit and any interest thereon will be returned to Purchaser and neither Seller nor Purchaser will have any further obligation under this Agreement, except for the Termination Surviving Obligations. Notwithstanding anything to the contrary herein, if any eminent domain or condemnation proceeding is instituted (or notice of same is given) solely for the taking of any subsurface rights for utility easements or for any right-of-way easement, and the surface and the Improvements may, after such taking, be used in substantially the same manner as though such rights have not been taken, Purchaser will not be entitled to terminate this Agreement as to any part of the Property, but any award resulting therefrom will be assigned to Purchaser at Closing and will be the exclusive property of Purchaser upon Closing.

                                   ARTICLE XII
                                 CONFIDENTIALITY

      SECTION 12.1 CONFIDENTIALITY. Seller and Purchaser each expressly acknowledge and agree that the transactions contemplated by this Agreement and the terms, conditions, and negotiations concerning the same will be held in the strictest confidence by each of them and will not be disclosed by either of them except to their respective legal counsel, accountants, consultants, officers, employees, partners, directors, and shareholders, and except and only to the extent that such disclosure may be necessary for their respective performances hereunder. Purchaser further acknowledges and agrees that, unless and until the Closing occurs, all information obtained by Purchaser in connection with the Property will not be disclosed by Purchaser to any third persons without the prior written consent of Seller, provided that no such consent shall be required in respect of such information being disclosed to any of the persons mentioned in the first sentence of this Section 12.1. Nothing contained in this Article XII will preclude or limit either party to this Agreement from disclosing or accessing any information otherwise deemed confidential under this Article XII response to lawful process or subpoena or other valid or enforceable order of a court of competent jurisdiction or any filings with governmental authorities required by reason of the transactions provided for herein pursuant to an opinion of counsel. Nothing in this Article XII will negate, supersede or otherwise affect the obligations of the parties under the Confidentiality Agreement. In addition, prior to or as a part of the Closing, any release to the public of information with respect to the sale contemplated herein or any matters set forth in this Agreement will be made only in the form approved by Purchaser and Seller and their respective counsel, which approval shall not be unreasonably withheld or delayed. The provisions of this Article XII will survive the Closing or any termination of this Agreement.

                                  ARTICLE XIII
                                    REMEDIES

      SECTION 13.1 DEFAULT BY SELLER. In the event the Closing and the transactions contemplated hereby do not occur as herein provided by reason of any default of Seller, Purchaser may, as Purchaser's sole and exclusive remedy, elect by notice to Seller within ten (10) Business Days following the Scheduled Closing Date, either of the following: (a) terminate this Agreement, in which event Purchaser will receive from the Escrow Agent the Earnest Money Deposit, together with all interest accrued thereon, and in the event that the Agreement is terminated due to the willful or grossly negligent acts of Seller, Seller shall reimburse Purchaser up to $400,000 for its title, survey, consultants and reasonable attorneys fees and expenses, as documented by Purchaser, whereupon Seller and Purchaser will have no further rights or obligations under this Agreement, except with respect to the Termination Surviving Obligations; or (b) seek to enforce specific performance of Seller's obligations hereunder, except that Purchaser shall not have the right to seek to enforce specific performance of those obligations of Seller which would require a subjective determination as to whether Seller has used commercially reasonable efforts, reasonable efforts, best efforts or similar standards in performing its obligations.

Except as specifically provided in Section 13.1(a), Purchaser expressly waives its rights to seek damages in the event of Seller's default hereunder. Purchaser shall be deemed to have elected to terminate this Agreement and receive back the Earnest Money Deposit if Purchaser fails to advise Seller, on or before sixty
(60) days following the Scheduled Closing Date or sixty (60) days following the last date to which either party had exercised an extension of the Closing past the Scheduled Closing Date as permitted in this Agreement, that it intends to file suit for specific performance against Seller in a court having jurisdiction in the county and state in which the Property is located, and if Purchaser fails to actually file such suit within sixty (60) days after Purchaser advises Seller that it intends to file suit. Notwithstanding the foregoing, nothing contained in this Section 13.1 will limit Purchaser's remedies at law, in equity or as herein provided in pursuing remedies of a breach by Seller of any of the Termination Surviving Obligations.

      SECTION 13.2 DEFAULT BY PURCHASER. In the event the Closing and the consummation of the transactions contemplated herein do not occur as provided herein by reason of any default of Purchaser, Purchaser and Seller agree it would be impractical and extremely difficult to fix the damages which Seller may suffer. Purchaser and Seller hereby agree that (a) an amount equal to the Earnest Money Deposit is a reasonable estimate of the total net detriment Seller would suffer in the event Purchaser defaults and fails to complete the purchase of the Property, and (b) such amount will be the full, agreed and liquidated damages for Purchaser's default and failure to complete the purchase of the Property, and will be Seller's sole and exclusive remedy (whether at law or in equity) for any default of Purchaser resulting in the failure of consummation of the Closing, whereupon this Agreement will terminate and Seller and Purchaser will have no further rights or obligations hereunder, except with respect to the Termination Surviving Obligations. The payment of such amount as liquidated damages is not intended as a forfeiture or penalty but is intended to constitute liquidated damages to Seller. Notwithstanding the foregoing, nothing contained herein will limit Seller's remedies at law, in equity or as herein provided in the event of a breach by Purchaser of any of the Termination Surviving Obligations.

                                   ARTICLE XIV
                                     NOTICES

      SECTION 14.1 NOTICES.

            (a) All notices or other communications required or permitted hereunder shall be in writing, and shall be given by any nationally recognized overnight delivery service with proof of delivery, or by facsimile transmission (provided that such facsimile is confirmed by the sender by expedited delivery service in the manner previously described), sent to the intended addressee at the address set forth below, or to such other address or to the attention of such other person as the addressee will have designated by written notice sent in accordance herewith. Unless changed in accordance with the preceding sentence, the addresses for notices given pursuant to this Agreement will be as follows:

      If to Purchaser:  Germania of America, Inc.
                        Tower Place, Suite 2995
                        3340 Peachtree Road, N.E.
                        Atlanta, Georgia 30326
                        Attention:  Mr. Hugh B. Gage, Jr.
                        Telephone No. (404) 842-2583
                        Fax No. (404) 842-9595

                                       and

                        Commerz Immobilien GmbH
                        Ludwig-Erhard-Allee-9
                        D-40227 Dusseldorf, Germany
                        Attention:  General Management
                        Telephone No.:  011-49-211-7708-401
                        Fax No.:  011-49-211-7708-139

      with a copy to:   Dewey Ballantine LLP
                        1301 Avenue of the Americas
                        New York, New York 10019
                        Attention:  George C. Weiss, Esq.
                        Telephone No. (212) 259-7320
                        Fax No. (212) 259-6333

      If Seller:        c/o Mack-Cali Realty Corporation
                        11 Commerce Drive
                        Cranford, New Jersey 07016

                        with separate notices to the attention of:

                        Mr. Mitchell E. Hersh
                        (908) 272-8000  (tele.)
                        (908) 272-6755 (fax)

                        and

                        Roger W. Thomas, Esq.
                        (908) 272-2612 (tele.)
                        (908) 497-0485 (fax)

      With a copy to:   Andrew S. Levine, Esq.
                        Pryor Cashman Sherman & Flynn LLP
                        410 Park Avenue
                        New York, New York  10022
                        (212)326-0414 (tele.)

                        (212)326-0806 (fax)

      If to Escrow
       Agent: Titleserv Agency of New York, Inc., as agent for Fidelity National Title Insurance Company of New York 9 West 57th Street
                        New York, New York 10019
                        Attention:  Nicholas DeMartini, Esq.
                        (212)845-3100 (tele.)
                        (212)759-6696 (fax)

            (b) Notices given by (i) overnight delivery service as aforesaid shall be deemed received and effective on the second Business Day following such dispatch and (ii) facsimile transmission as aforesaid shall be deemed given at the time and on the date of machine transmittal provided same is sent prior to 4:00 p.m. on a Business Day in the country where such party is located (if sent later, then notice shall be deemed given on the next Business Day). Notices may be given by counsel for the parties described above, and such notices shall be deemed given by said party, for all purposes hereunder.

                                   ARTICLE XV
                          ASSIGNMENT AND BINDING EFFECT

      SECTION 15.1 ASSIGNMENT: BINDING EFFECT. Purchaser will not have the right to assign this Agreement, or to designate another party or two (2) separate parties to be the grantee, transferee or assignee of the Deed and the Assignment and Assumption of the Ground Lease, as the case may be, or to assign any of the other Closing documents, without the prior written consent of Seller to be given or withheld in Seller's sole discretion, except that Purchaser may assign this Agreement, or designate another party or two (2) separate parties to be the grantee, transferee or assignee, as the case may be, to an entity controlled by, controlling, or under the common control of the originally named Purchaser. No such assignment or designation shall be binding on Seller or effective unless and until Seller shall receive a fully executed assignment and assumption agreement, between Purchaser and its assignee, whereby among other things, such assignee assumes all of the obligations and liabilities of Purchaser hereunder. No such assignment and assumption shall relieve the originally named Purchaser of any of the obligations and liabilities of Purchaser hereunder.

                                   ARTICLE XVI
                                    BROKERAGE

      SECTION 16.1 BROKERS. Seller agrees to pay to Rockwood a brokerage commission pursuant to a separate agreement by and between Seller and Rockwood. Purchaser agrees to pay Trammell (together with Rockwood, the "BROKERS") a brokerage commission pursuant to a separate agreement by and between Purchaser and Trammell. Purchaser and Seller represent that they have not dealt with any brokers, finders or salesmen, in connection with this transaction other than the Brokers, and agree to indemnify, defend and hold each other harmless from and against any and all loss, cost, damage, liability or expense, including reasonable attorneys' fees, which either party may sustain, incur or be exposed to by reason of any claim for fees or commissions made through the other party. The provisions of this
Article XVI will survive any Closing or termination of this Agreement.

                                  ARTICLE XVII
                                  ESCROW AGENT

      SECTION 17.1.     ESCROW.

            (a) Escrow Agent will hold the Earnest Money Deposit in escrow in an interest bearing account of the type generally used by Escrow Agent for the holding of escrow funds until the earlier of (i) the Closing, or (ii) the termination of this Agreement in accordance with any right hereunder. In the event Purchaser has not terminated this Agreement by the end of the Evaluation Period or in the event Purchaser fails to advise Seller in writing that Purchaser is proceeding under this Agreement by notice to Seller given prior to the expiration of the Evaluation Period, the Earnest Money Deposit shall be non-refundable to Purchaser, but shall be credited against the Purchase Price at the Closing. In all events, all interest accrued on the Earnest Money Deposit will be paid by the Escrow Agent to the Purchaser as provided in Section 4.2. In the event the Closing occurs, the Earnest Money Deposit will be released to Seller, and Purchaser shall receive a credit against the Purchase Price in the amount of the Earnest Money Deposit. In all other instances, Escrow Agent shall not release the Earnest Money Deposit to either party until Escrow Agent has been requested by Seller or Purchaser to release the Earnest Money Deposit and has given the other party five (5) Business Days to dispute, or consent to, the release of the Earnest Money Deposit. Purchaser represents that the tax identification number for Germania, for purposes of reporting the interest earnings, is 58-1516988. Seller represents that its tax identification number, for purposes of reporting the interest earnings, is 22-3366548.

            (b) Escrow Agent shall not be liable to any party for any act or omission, except for bad faith, gross negligence or willful misconduct, and the parties agree to indemnify Escrow Agent and hold Escrow Agent harmless from any and all claims, damages, losses or expenses arising in connection herewith. The parties acknowledge that Escrow Agent is acting solely as stakeholder for their mutual convenience. In the event Escrow Agent receives written notice of a dispute between the parties with respect to the Earnest Money Deposit and the interest earned thereon (the "ESCROWED FUNDS"), Escrow Agent shall not be entitled to release and deliver the Escrowed Funds to either party but may either (i) continue to hold the Escrowed Funds until otherwise directed in a writing signed by all parties hereto or (ii) deposit the Escrowed Funds with the clerk of any court of competent jurisdiction. Upon such deposit, Escrow Agent will be released from all duties and responsibilities hereunder. Escrow Agent shall have the right to consult with separate counsel of its own choosing (if it deems such consultation advisable) and shall not be liable for any action taken, suffered or omitted by it in accordance with the advice of such counsel.

            (c) Escrow Agent shall not be required to defend any legal proceeding which may be instituted against it with respect to the Escrowed Funds, the Property or the subject matter of this Agreement unless requested to do so by Purchaser or Seller and is indemnified to its satisfaction against the cost and expense of such defense. Escrow Agent shall not be required to institute legal proceedings of any kind and shall have no responsibility for the genuineness or validity of any document or other item deposited with it or the collectibility of any check delivered in connection with this Agreement. Escrow Agent shall be fully protected in acting in accordance with any written instructions given to it hereunder and believed by it to have been signed by the proper parties.

                                  ARTICLE XVIII
                                  MISCELLANEOUS

      SECTION 18.1 WAIVERS. No waiver of any breach of any covenant or provisions contained herein will be deemed a waiver of any preceding or succeeding breach thereof, or of any other covenant or provision contained herein. No extension of time for performance of any obligation or act will be deemed an extension of the time for performance of any other obligation or act.

      SECTION 18.2 RECOVERY OF CERTAIN FEES. In the event a party hereto files any action or suit against another party hereto by reason of any breach of any of the covenants, agreements or provisions contained in this Agreement, then in that event the prevailing party will be entitled to have and recover the costs and expenses the prevailing party has incurred therein from the other party including all reasonable attorneys' fees and costs resulting therefrom. In the event that one party hereto has not prevailed entirely in any such suit or action, only the party which has prevailed to a greater extent (as determined by the court, agency or other authority before which such suit, action or proceeding is commenced) shall be entitled to so recover its costs and expenses but such prevailing party shall only be entitled to recover that portion of such costs and expenses which is in proportion to the relative degree to which such party prevailed in such suit or action (as determined by the court, agency or other authority before which such suit, action or proceeding is commenced). For purposes of this Agreement, the term "attorneys' fees" or "attorneys' fees and costs" shall mean the fees and expenses of counsel to the parties hereto, which may include printing, photostating, duplicating and other expenses, air freight charges, and fees billed for law clerks, paralegals and other persons not admitted to the bar but performing services under the supervision of an attorney, and the costs and fees incurred in connection with the enforcement or collection of any judgment obtained in any such proceeding. The provisions of this Section 18.2 shall survive the entry of any judgment, and shall not merge, or be deemed to have merged, into any judgment.

      SECTION 18.3 CONSTRUCTION. Headings at the beginning of each article and section are solely for the convenience of the parties and are not a part of this Agreement.

Whenever required by the context of this Agreement, the singular will include the plural and the masculine will include the feminine and vice versa. This Agreement will not be construed as if it had been prepared by one of the parties, but rather as if both parties had prepared the same. All exhibits and schedules referred to in this Agreement are attached and incorporated by this reference, and any capitalized term used in any exhibit or schedule which is not defined in such exhibit or schedule will have the meaning attributable to such term in the body of this Agreement. In the event the date on which Purchaser or Seller is required to take any action under the terms of this Agreement is not a Business Day, the action will be taken on the next succeeding Business Day.

      SECTION 18.4 COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which, when assembled to include an original signature for each party contemplated to sign this Agreement, will constitute a complete and fully executed original. All such fully executed original counterparts will collectively constitute a single agreement.

      SECTION 18.5 SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal, or incapable of being enforced by any rule of law or public policy, all of the other conditions and provisions of this Agreement will nevertheless remain in full force and effect, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any adverse manner to either party. Upon such determination that any term or other provision is invalid, illegal, or incapable of being enforced, the parties hereto will negotiate in good faith to modify this Agreement so as to reflect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

      SECTION 18.6 ENTIRE AGREEMENT. This Agreement is the final expression of, and contains the entire agreement between, the parties with respect to the subject matter hereof, and supersedes all prior understandings with respect thereto. This Agreement may not be modified, changed, supplemented or terminated, nor may any obligations hereunder be waived, except by written instrument, signed by the party to be charged or by its agent duly authorized in writing, or as otherwise expressly permitted herein.

      SECTION 18.7 GOVERNING LAW. THIS AGREEMENT WILL BE CONSTRUED, PERFORMED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE IN WHICH THE PROPERTY IS LOCATED. SELLER AND PURCHASER HEREBY IRREVOCABLY SUBMIT TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT SITTING IN THE STATE IN WHICH THE PROPERTY IS LOCATED IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND HEREBY IRREVOCABLY AGREE THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING SHALL BE HEARD AND DETERMINED IN A STATE OR FEDERAL COURT SITTING IN THE STATE IN WHICH THE PROPERTY IS LOCATED.

      SECTION 18.8 NO RECORDING. The parties hereto agree that neither this Agreement nor any affidavit or memorandum concerning it will be recorded and any recording of this Agreement or any such affidavit or memorandum by Purchaser will be deemed a default by Purchaser hereunder.

      SECTION 18.9 FURTHER ACTIONS. The parties agree to execute such instructions to the Title Company and such other instruments and to do such further acts as may be reasonably necessary to carry out the provisions of this Agreement.

      SECTION 18.10 EXHIBITS. The following sets forth a list of Exhibits to the Agreement:

            Exhibit A - Assignment
            Exhibit B - Assignment of Leases
            Exhibit C - Bill of Sale
            Exhibit D - Legal Description of Real Property
            Exhibit E - Service Contracts
            Exhibit F - Lease Schedule
            Exhibit G - Permitted Exceptions
            Exhibit H - Tenant Estoppels
            Exhibit I - Suits and Proceedings
            Exhibit J - Certificate as to Foreign Status
            Exhibit K - NTT Lease Extension - Agreed Terms
            Exhibit L - Leasing and Management Agreement
            Exhibit M - Confidentiality Agreement
            Exhibit N - Brokerage Commission Agreements
            Exhibit O - Notice to Tenants
            Exhibit P - Seller's Tenant Improvement Cost Obligations Exhibit Q - Larkin Employees

      SECTION 18.11 NO PARTNERSHIP. Notwithstanding anything to the contrary contained herein, this Agreement shall not be deemed or construed to make the parties hereto partners or joint venturers, it being the intention of the parties to merely create the relationship of Seller and Purchaser with respect to the Property to be conveyed as contemplated hereby.

      SECTION 18.12 LIMITATIONS ON BENEFITS. It is the explicit intention of Purchaser and Seller that no person or entity other than Purchaser and Seller and their permitted successors and assigns is or shall be entitled to bring any action to enforce any provision of this Agreement against any of the parties hereto, and the covenants, undertakings and agreements set forth in this Agreement shall be solely for the benefit of, and shall be enforceable only by, Purchaser and Seller or their respective successors and assigns as permitted hereunder. Nothing contained in this Agreement shall under any circumstances whatsoever be deemed or construed, or be interpreted, as making any third party (including, without limitation, Brokers) a beneficiary of any term or provision of this

Agreement or any instrument or document delivered pursuant hereto, and Purchaser and Seller expressly reject any such intent, construction or interpretation of this Agreement.

                                   ARTICLE XIX

                                      ISRA


      SECTION 19.1 ISRA. As a condition precedent to Seller's obligation to sell and Purchaser's obligation to purchase the Property pursuant to this Agreement, Seller shall have received a non-applicability letter (the "ISRA LETTER") from the Industrial Site Evaluation Element, or its successor, of the New Jersey Department of Environmental Protection, or its successor ("DEP"), for which Seller shall apply pursuant to the Industrial Site Recovery Act, N.J.S.A. 13:1K-6 ET SEQ., the regulations promulgated thereunder, and any successor legislation and regulations. Seller agrees to use commercially reasonable efforts to obtain the ISRA Letter. If this condition precedent is not met at least twenty (20) days prior to Closing, then either party shall have the right to void this Agreement on notice to the other, in which event, except as otherwise provided in this Agreement, neither party shall be under any further obligation to the other, with the exception that the Earnest Money Deposit, together with interest thereon shall be returned to Purchaser.

      Seller shall contemporaneously furnish Purchaser with all submissions, documents and correspondence sent to or received from DEP relating to the foregoing. Seller shall notify Purchaser in advance of all meetings scheduled between Seller or Seller's representatives and DEP with respect to the Property and Purchaser and Purchaser's representatives shall have the right, but not the obligation, to attend and participate in all such meetings.

                                   ARTICLE XX

                                 NON-COMPETITION

      SECTION 20.1 NON-COMPETITION. For so long as the Leasing and Management Agreement shall be in effect, neither Seller nor Mack Cali Realty L.P. ("MCRLP"), nor any affiliate of MCRLP in which MCRLP has a majority ownership interest and exercises voting control (collectively, the "Competitive Entities") shall solicit any person or entity while they are a tenant in the Improvements (all such persons and entities, collectively, the "Existing Tenants"), and/or enter into any lease with any of the Existing Tenants, to move any of the Existing Tenants from the Improvements and into office space in other buildings in Jersey City, New Jersey at any time when comparable space is available for leasing in the Improvements, without the prior written consent of Purchaser. So long as the agent under the Leasing and Management Agreement shall have apprised Existing Tenant who shall inquire as to available space in the Improvements of the status of such space, then a determinative factor as to whether comparable office space is available in the Improvements shall be a statement from the Existing Tenant that no space in the Improvements meets the requirements or needs of the Existing Tenant. Notwithstanding anything to the contrary contained in this Article XX, in no event shall a Competitive Entity be precluded from responding to an unsolicited "Request for Proposal" or other solicitation by an Existing Tenant with respect to office space in Jersey City, New Jersey, nor shall a Competitive Entity be precluded from entering into a lease with an Existing Tenant for space in Jersey City, New Jersey pursuant to or as a result of such "Request for Proposal" or other solicitation, provided that a Competitive Entity has provided notice to Purchaser of such solicitation promptly after any Competitive Entity becomes aware of such Request for Proposal" or other solicitation in order to allow Purchaser a reasonable opportunity to respond thereto. The provisions of this
Article XX shall survive the Closing for the period set forth in the first sentence of this Article. This Article shall inure solely to the benefit of the grantee named in the deed from Seller for the Improvements and any Affiliate which owns the Improvements, and shall not be for the benefit of any successor or assignee of such grantee, nor any other third party. MCRLP has executed this Agreement for the sole purpose of agreeing to the terms of this Article XX and
Section 8.3 hereof.

      IN WITNESS WHEREOF, Seller and Purchaser have respectively executed this Agreement as of the Effective Date.

Date Executed:                      SELLER:

January 31, 2000                    Grove Street Associates of Jersey City
                                    Limited Partnership

                                    By: Mack-Cali Sub IV, Inc.,
                                        its general partner

                                    By:   /s/ Roger W. Thomas
                                       ------------------------------------
                                    Name: Roger W. Thomas
                                    Title: Executive Vice President,
                                           General Counsel and Secretary


                                    Cali-Grove Street Urban Renewal
                                    Associates L.P.

                                    By: Mack-Cali Sub IV, Inc.,
                                        its general partner

                                    By:   /s/ Roger W. Thomas
                                       ------------------------------------
                                    Name: Roger W. Thomas
                                    Title: Executive Vice President,
                                           General Counsel and Secretary

                                    PURCHASER:

January 31, 2000                    CommerzLeasing und Immobilien GmbH

                                    By:   /s/ Beckman
                                       ------------------------------------
                                    Name: Beckman
                                    Title: Assistant Vice President

                                    Germania of America, Inc.

                                    By:   /s/ Andreas M. Rathke
                                       ------------------------------------
                                    Name: Andreas M. Rathke
                                    Title: Executive Vice President

                                    AS TO ARTICLE XVII ONLY:
                                    ESCROW AGENT:

January 31, 2000                    Titleserv Agency of New York, Inc. as
                                    agent for Fidelity National Title
                                    Insurance Company of New York

                                    By:   /s/ Nick DeMartini
                                       ------------------------------------
                                    Name: Nick DeMartini
                                    Title: Senior Counsel


                                    AS TO SECTION 8.3 AND ARTICLE XX
                                    ONLY:

                                    Mack-Cali Realty L.P.

                                    Mack-Cali Realty Corporation,
                                    its general partner

                                    By:   /s/ Roger W. Thomas
                                       ------------------------------------
                                    Name: Roger W. Thomas
                                    Title: Executive Vice President,
                                           General Counsel and Secretary